                                                                     EXHIBIT 2.1
                                                                     -----------
                          AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG


                            INTERSIL CORPORATION,

                           ECHO ACQUISITION, INC.

                                   and

                        ELANTEC SEMICONDUCTOR, INC.




                             March 10, 2002

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I    THE MERGER.......................................................1

    1.1.      The Merger......................................................1
    1.2.      Effective Time; Closing.........................................2
    1.3.      Effects of the Merger...........................................2
    1.4.      Certificate of Incorporation and Bylaws.........................2
    1.5.      Directors and Officers of the Surviving Corporation.............2
    1.6.      Structure of Transaction........................................2

ARTICLE II   CONVERSION OF SECURITIES.........................................3

    2.1.      Conversion of Capital Stock.....................................3
    2.2.      Fractional Shares; Adjustments..................................3
    2.3.      Exchange of Certificates........................................4
    2.4.      Dissenting Shares...............................................6
    2.5.      Treatment of Stock Options; ESPP................................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................8

    3.1.      Organization and Standing.......................................8
    3.2.      Subsidiaries....................................................8
    3.3.      Corporate Power and Authority...................................9
    3.4.      Capitalization of the Company...................................9
    3.5.      Conflicts; Consents and Approvals..............................10
    3.6.      No Material Adverse Effect.....................................11
    3.7.      Company SEC Documents..........................................11
    3.8.      Taxes..........................................................12
    3.9.      Compliance with Law............................................13
    3.10.     Intellectual Property..........................................13
    3.11.     Title to Properties............................................17
    3.12.     Registration Statement; Joint Proxy Statement..................17
    3.13.     Litigation.....................................................17
    3.14.     Brokerage and Finder's Fees; Expenses..........................18
    3.15.     Reorganization.................................................18
    3.16.     Employee Benefit Plans.........................................18
    3.17.     Contracts......................................................21
    3.18.     Labor Matters..................................................22
    3.19.     Undisclosed Liabilities........................................22
    3.20.     Operation of the Company's Business; Relationships.............22
    3.21.     Permits; Compliance............................................23
    3.22.     Environmental Matters..........................................23
    3.23.     Opinion of Financial Advisor...................................24
    3.24.     Board Recommendation...........................................24

    3.25.     Related Party Transactions.....................................24
    3.26.     Takeover Statutes; Rights Plan.................................24
    3.27.     Certain Transactions...........................................24

ARTICLE IV   REPRESENTATIONS AND WARRANTIES
             OF PARENT AND MERGER SUB........................................24

    4.1.      Organization and Standing......................................24
    4.2.      Subsidiaries...................................................25
    4.3.      Corporate Power and Authority..................................25
    4.4.      Capitalization of Parent.......................................26
    4.5.      Conflicts; Consents and Approvals..............................27
    4.6.      No Material Adverse Effect.....................................27
    4.7.      Parent SEC Documents...........................................27
    4.8.      Registration Statement; Joint Proxy Statement..................28
    4.9.      Litigation.....................................................28
    4.10.     Valid Issuance.................................................28
    4.11.     Financing......................................................28
    4.12.     Undisclosed Liabilities........................................29
    4.13.     Operation of Parent's Business; Relationships..................29
    4.14.     Permits; Compliance............................................29
    4.15.     Environmental Matters..........................................29
    4.16.     Board Recommendation...........................................30
    4.17.     Opinion of Financial Advisor...................................30
    4.18.     Related Party Transactions.....................................30
    4.19.     Brokerage and Finder's Fees; Expenses..........................30
    4.20.     Reorganization.................................................30
    4.21.     Takeover Statutes..............................................30
    4.22.     Taxes..........................................................31
    4.23.     Certain Transactions...........................................31
    4.24.     Intellectual Property..........................................31

ARTICLE V    COVENANTS.......................................................32

    5.1.      Mutual Covenants...............................................32
    5.2.      Covenants of Parent............................................34
    5.3.      Covenants of the Company.......................................38

ARTICLE VI   CONDITIONS......................................................43

    6.1.      Conditions to the Obligations of Each Party....................43
    6.2.      Conditions to Obligations of the Company.......................44
    6.3.      Conditions to Obligations of Parent............................45

ARTICLE VII  TERMINATION AND AMENDMENT.......................................46

    7.1.      Termination....................................................46
    7.2.      Effect of Termination..........................................47
    7.3.      Termination Fee; Expenses......................................48

    7.4.      Amendment......................................................49
    7.5.      Extension; Waiver..............................................49

ARTICLE VIII MISCELLANEOUS...................................................50

    8.1.      No Survival of Representations and Warranties..................50
    8.2.      Notices........................................................50
    8.3.      Interpretation; Definitions....................................51
    8.4.      Counterparts...................................................52
    8.5.      Entire Agreement...............................................52
    8.6.      Third Party Beneficiaries......................................53
    8.7.      Governing Law..................................................53
    8.8.      Specific Performance...........................................53
    8.9.      Assignment.....................................................53
    8.10.     Expenses.......................................................53
    8.11.     Disclosure Schedules...........................................53


    Exhibit A-1   Form of Company Voting Agreement
    Exhibit A-2   Form of Parent Voting Agreement
    Exhibit B     Form of Company Affiliate Letter

                                Defined Terms

Term                                                                       Page
----                                                                       ----

1983 Option Plan.............................................................10
1994 Incentive Plan..........................................................10
1995 Incentive Plan..........................................................10
1995 Option Plan.............................................................10
2001 Incentive Plan..........................................................10
Agreement.....................................................................1
Antitrust Laws...............................................................33
Applicable Laws..............................................................13
Assumed Purchase Right........................................................7
Cash Consideration............................................................3
CERCLA.......................................................................24
Certificate of Merger.........................................................2
Certificates..................................................................4
Claim........................................................................35
Closing.......................................................................2
Closing Date..................................................................2
Code..........................................................................1
Commission....................................................................7
Company.......................................................................1
Company 423 Plan..............................................................7
Company Acquisition..........................................................49
Company Affiliate Letter.....................................................43
Company Board Recommendation.................................................24
Company Bylaws................................................................9
Company Certificate...........................................................9
Company Common Stock.........................................................10
Company Disclosure Schedule...................................................9
Company Employees............................................................38
Company Intellectual Property................................................14
Company Option................................................................7
Company Permits..............................................................23
Company Preferred Stock......................................................10
Company Registered Intellectual Property.....................................14
Company SEC Documents........................................................12
Company Stockholders Meeting.................................................38
Competing Transaction........................................................41
Confidentiality Agreement....................................................43
Contract.....................................................................21
Converted Option..............................................................7
Costs........................................................................48
CSFB.........................................................................31

D&O Insurance................................................................36
DGCL..........................................................................1
Dissenting Common Stock.......................................................6
Effective Time................................................................2
Environmental Laws...........................................................24
Environmental Permit.........................................................24
Exchange Act.................................................................11
Exchange Agent................................................................4
Exchange Fund.................................................................4
Exchange Ratio................................................................3
Foreign Antitrust Laws.......................................................11
Governmental Authority.......................................................11
Hazardous Materials..........................................................24
HSR Act......................................................................11
HSR Authority................................................................33
Indemnified Person...........................................................35
Intellectual Property........................................................13
Joint Proxy Statement........................................................17
knowledge....................................................................53
Material Adverse Effect......................................................52
Merger........................................................................1
Merger Consideration..........................................................3
Merger Sub....................................................................1
Multiemployer Plan...........................................................20
Multiple Employer Plan.......................................................20
Parent........................................................................1
Parent 423 Plan...............................................................8
Parent Board Recommendation..................................................30
Parent Bylaws................................................................25
Parent Certificate...........................................................25
Parent Class A Common Stock..................................................26
Parent Class B Common Stock..................................................26
Parent Common Stock..........................................................26
Parent Disclosure Schedule...................................................25
Parent Permits...............................................................30
Parent Preferred Stock.......................................................26
Parent SEC Documents.........................................................28
Parent Stockholder Proposal..................................................26
Parent Stockholders Meeting..................................................34
Patents......................................................................14
Plan.........................................................................18
Prospectus...................................................................17
PTO..........................................................................14
Qualified Plan...............................................................19
Registered Intellectual Property.............................................14
Registration Statement.......................................................17

Release......................................................................24
Rights........................................................................3
Rights Agreement..............................................................3
Robertson Stephens...........................................................18
Secretary of State............................................................2
Securities Act................................................................5
Stated Percentage............................................................49
Stock Consideration...........................................................3
subsidiary...................................................................53
Superior Proposal............................................................41
Surviving Corporation.........................................................2
Takeover Statute.............................................................24
Tax..........................................................................13
Tax Return...................................................................13
Taxes........................................................................13

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and
                                                  ---------
entered into as of the 10th day of March, 2002, by and among Intersil Corporation, a Delaware corporation ("Parent"), Echo Acquisition, Inc., a
                                      ------
Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and
                                                             ----------
Elantec Semiconductor, Inc., a Delaware corporation (the "Company").
                                                          -------
                                 BACKGROUND

              A. The Board of Directors of Parent has determined that a combination with the Company is in the best interests of its stockholders.

              B      The Board of Directors of the Company has determined that
a combination with Parent is in the best interests of its stockholders.

              C. In effectuation of the foregoing, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable and in the best interests of their respective stockholders the merger of the Company with and into Merger Sub, with Merger Sub as the surviving corporation (the "Merger"), upon the terms and subject to the
                            ------
conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL").
                                   ----

              D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's and the Company's willingness to enter into this Agreement, each of the directors and officers of the Company and Parent is entering into a Voting Agreement in the forms attached as Exhibits A-1 and A-2, respectively (the "Voting Agreements").
            --------------------                     -----------------

              E. The parties intend that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                       ----

              F. The parties intend that the Merger be accounted for as a purchase transaction for financial accounting purposes.

                                     TERMS

              In consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1.     The Merger. Upon the terms and subject to the conditions
              ----------
hereof, and in accordance with the provisions of the DGCL, at the Effective Time (as defined in Section 1.2(a)), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving
                                                          ---------
Corporation").
-----------

     1.2.     Effective Time; Closing.  (a) Concurrently with the Closing
              -----------------------
(as defined in Section 1.2(b)), the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Secretary of State") a certificate of merger (the "Certificate
      ------------------                                 -----------
of Merger") in accordance with Section 251 of the DGCL.
---------
The Merger shall become effective (the "Effective Time") when the Certificate
                                        --------------
of Merger has been filed with the Secretary of State or at such later time as shall be agreed upon by the parties and specified in the Certificate of Merger.

              (b)     The closing of the transactions contemplated hereby
(the "Closing") shall be held at the offices of Dechert, 4675 MacArthur Court,
      -------
Suite 1400, Newport Beach, California, at 10:00 a.m. local time on the second business day following the date on which the conditions set forth in Article VI shall have been satisfied or waived, or at such other place or time or on such other date as Parent and the Company may agree. The date on which the Closing takes place is referred to herein as the "Closing Date."
                                                  -------------

     1.3.     Effects of the Merger. From and after the Effective Time, the
              ---------------------
Merger shall have the effects set forth in the DGCL.

     1.4.     Certificate of Incorporation and Bylaws. At the Effective Time,
              ---------------------------------------
the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that as of the Effective Time the Certificate of Incorporation shall be amended to change the name of the Surviving Corporation to "Elantec Semiconductor, Inc."

     1.5.     Directors and Officers of the Surviving Corporation. The
              ---------------------------------------------------
directors and corporate officers of Merger Sub immediately prior to the Effective Time shall be the directors and corporate officers of the Surviving Corporation immediately following the Effective Time.

     1.6.     Structure of Transaction. Notwithstanding the foregoing, Parent
              ------------------------
may elect, by written notice delivered to the Company, and upon the terms and subject to the conditions set forth in this Agreement, at any time prior to the Effective Time, that instead of merging the Company into Merger Sub, Merger Sub or another direct wholly owned subsidiary of Parent shall merge with and into the Company, with the effects set forth in the DGCL; provided
                                                                   --------
that no material delay or adverse effect (including on the treatment of the Merger as a "reorganization" under the Code) to the Merger or the other transactions contemplated hereby results from the making of such election. In such event, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation and shall continue under the name "Elantec Semiconductor, Inc.," and references in this Agreement to the "Merger" shall refer to the reverse merger described in this Section 1.6. None of the Company's, Parent's or Merger Sub's representations, warranties or covenants shall be affected by whether the Company or Merger Sub is the Surviving Corporation in the Merger.

                                ARTICLE II

                         CONVERSION OF SECURITIES

     2.1.     Conversion of Capital Stock. At the Effective Time, by virtue of
              ---------------------------
the Merger and without any action on the part of Parent, Merger Sub, the Company or their respective stockholders:

              (a) Subject to the other provisions of this Article II, each share of Company Common Stock (as defined in Section 3.4) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.1(b) and Dissenting Common Stock (as defined in Section 2.4)), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement
                            ------
dated as of September 14, 1998 between the Company and Mellon Investor Services, LLC (the "Rights Agreement"), shall be converted into and represent
                    ----------------
the right to receive (i) 1.24 (the "Exchange Ratio") shares of Parent Class A
                                    --------------
Common Stock (as defined in Section 4.4) (the "Stock Consideration") and (ii)
                                               -------------------
$8.00 in cash without interest (the "Cash Consideration," and together with
                                     ------------------
the Stock Consideration, the "Merger Consideration"). Subject to the other
                              --------------------
provisions of this Article II, as of the Effective Time, each such share of Company Common Stock shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect thereto except the right to receive (i) the Merger Consideration payable in respect of such shares of Company Common Stock, (ii) certain dividends and other distributions in accordance with Section 2.3(c) and (iii) cash in lieu of fractional shares of Parent Class A Common Stock in accordance with Section 2.2(a), without interest.

              (b) Each share of capital stock of the Company held in the treasury of the Company shall be cancelled and retired and no Merger Consideration or any other payment shall be made in respect thereof.

              (c) Each issued and outstanding share of capital stock of Merger Sub shall remain outstanding and shall represent capital stock of the Surviving Corporation following the Effective Time; provided, that if,
                                                    --------
pursuant to Section 1.6, the Company is the Surviving Corporation in the Merger, then each issued and outstanding share of capital stock of Merger Sub shall be converted into one issued and outstanding share of capital stock of the Surviving Corporation following the Effective Time.

     2.2.     Fractional Shares; Adjustments. (a) No fractional shares of
              ------------------------------
Parent Class A Common Stock shall be issued as a result of the conversion provided for in Section 2.1(a). In lieu of any such fractional shares, the holder of a certificate previously evidencing Company Common Stock, upon presentation of such fractional interest represented by an appropriate certificate for Company Common Stock to the Exchange Agent (as defined in Section 2.3) pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of a share of Parent Class A Common Stock as quoted on the Nasdaq National Market on the last full trading day immediately prior to the Closing Date) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of Company Common Stock shall be surrendered for the account of the same holder, the number of shares of Parent Class A Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. Any payment owed with respect to fractional shares shall be rounded upward to the nearest cent.

              (b) If, prior to the Effective Time, Parent shall declare a stock dividend or other similar distribution of Parent Class A Common Stock or securities convertible into shares of Parent Class A Common Stock, or effect a stock split, reclassification, recapitalization, stock combination or other change with respect to the Parent Class A Common Stock, the Exchange Ratio shall be adjusted to reflect such dividend, distribution, stock split, reclassification, recapitalization, stock combination or other change.

     2.3.     Exchange of Certificates.
              ------------------------

              (a)     Exchange Agent. Promptly following the Effective Time,
                      --------------
Parent shall deposit, or shall cause to be deposited, with EquiServe LLC or such other exchange agent as may be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the
                                --------------
holders of Company Common Stock, for exchange in accordance with this Section 2.3, certificates representing shares of Parent Class A Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock and cash in an amount required to be paid pursuant to this
Article II (such shares of Parent Class A Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").
                    -------------

              (b)     Exchange Procedures. As soon as practicable after the
                      -------------------
Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Class A Common Stock pursuant to Section 2.1(a) ("Certificates"), (i) a letter of
                                          ------------
transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify, including offering holders of Certificates the ability to hold their shares of Parent Class A Common Stock in book entry form in lieu of the certificates provided for below and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Class A Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate or certificates representing that whole number of shares of Parent Class A Common Stock which such holder has the right to receive pursuant to Section 2.1(a) in such denominations and registered in such names as such holder may request and (y) a check representing the amount of Cash Consideration and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after deduction of any required withholding tax. No interest will be paid or accrued on the Cash Consideration or the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Class A Common Stock, together with a check for the Cash Consideration plus cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

              (c)     Distributions with Respect to Unexchanged Shares.
                      ------------------------------------------------
Notwithstanding any other provision of this Agreement, no dividend or other distribution declared or made after the Effective Time with respect to any shares of Parent Class A Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no Merger Consideration or cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.9), there shall be paid to the holder of the certificates representing whole shares of Parent Class A Common Stock issued in exchange therefor, without interest, (i) at the time of surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Class A Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Class A Common Stock, less the amount of any withholding taxes that may be required thereon.

              (d)     No Further Ownership Rights in Company Common Stock.
                      ---------------------------------------------------
The Merger Consideration paid upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock outstanding immediately prior to the Effective Time. All Certificates presented to the Surviving Corporation after the Effective Time for any reason shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the
"Securities Act"), shall not be exchanged until Parent has received written
 --------------
undertakings from such person in the form attached as Exhibit B.
                                                      ---------

              (e)     Termination of Exchange Fund. Any portion of the
                      ----------------------------
Exchange Fund that remains undistributed to holders of Company Common Stock 180 days after the date of the mailing required by Section 2.3(b) shall be delivered to Parent upon demand therefor, and holders of Certificates previously representing shares of Company Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Parent for the Merger Consideration payable in respect of such shares of Company Common Stock, any cash in lieu of fractional shares of Parent Class A Common Stock to which they are entitled pursuant to Section

2.2(a), or any dividends or other distributions with respect to Parent Class A Common Stock to which they are entitled pursuant to Section 2.3(c), in each case, without any interest thereon.

              (f)     No Liability. Neither Parent, the Surviving Corporation
                      ------------
nor the Exchange Agent shall be liable to any person in respect of any shares of Parent Class A Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Class A Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.5)), any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

              (g)     Investment of Exchange Fund. The Exchange Agent shall
                      ---------------------------
invest the cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to
Section 2.3(e).

              (h)     Missing Certificates. In the event any Certificate
                      --------------------
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and providing an appropriate indemnity or surety bond by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, cash in lieu of fractional shares and any dividends and other distributions, if any, deliverable in respect thereof pursuant to this Agreement.

     2.4.     Dissenting Shares. Notwithstanding any provision of this
              -----------------
Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Section 262 of the DGCL,
      -----------------------
shall not be converted into the right to receive the Merger Consideration, and each holder of such shares of Dissenting Common Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holder fails to perfect or effectively withdraw or otherwise loses his, her or its right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of shares of Dissenting Common Stock. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.

     2.5.     Treatment of Stock Options; ESPP. (a) Prior to the Effective
              --------------------------------
Time, the Company shall take all such actions as may be necessary to cause each unexpired and unexercised option to purchase Company Common Stock (each, a "Company Option") outstanding as of the Effective Time to be automatically
   --------------
converted at the Effective Time into an option (a "Converted Option") to
                                                   ----------------
purchase that number of shares of Parent Class A Common Stock equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of the Company Option (without regard to actual restrictions on exercisability) multiplied by the Option Exchange Ratio (with the number of shares rounded down to the nearest whole share), with an exercise price equal to the exercise price which existed under the corresponding Company Option divided by the Option Exchange Ratio (with the exercise price rounded up to the nearest whole cent), and with other terms and conditions that are the same as the terms and conditions of such Company Option immediately before the Effective Time. "Option Exchange Ratio" means
                                               ---------------------
the sum of (x) the Exchange Ratio plus (y) the quotient of (A) $8.00 divided by (B) the closing price of a share of Parent Class A Common Stock on the Nasdaq National Market on the last full trading day immediately prior to the Closing Date, rounded to the nearest third decimal place. In connection with the issuance of Converted Options, Parent shall (i) reserve for issuance the number of shares of Parent Class A Common Stock that will become subject to Converted Options pursuant to this Section 2.5 and (ii) from and after the Effective Time, upon exercise of Converted Options, make available for issuance all shares of Parent Class A Common Stock covered thereby, subject to the terms and conditions applicable thereto. Notwithstanding the foregoing, any Company Option that was subject to Section 422 of the Code immediately prior to the Effective Time shall be substituted with a Converted Option in accordance with Section 424 of the Code. Holders of a Company Option shall be credited with service for purposes of vesting in the Converted Option to the same extent such holders were credited with service for purposes of vesting in the Company Option immediately prior to Closing.

              (b) Parent agrees to use its reasonable efforts to file with the Securities and Exchange Commission (the "Commission") within five business
                                             ----------
days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register the shares of Parent Class A Common Stock issuable upon exercise of the Converted Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

              (c)     All outstanding purchase rights (each an "Assumed
                                                                -------
Purchase Right") under the Company's 1995 Employee Stock Purchase Plan (the
--------------
"Company 423 Plan") shall be assumed by Parent. The Assumed Purchase Rights
 ----------------
shall continue to have, and be subject to, the terms and conditions set forth in the Company 423 Plan and the documents governing the Assumed Purchase Rights, except that the number of shares of Parent Class A Common Stock issuable upon exercise thereof shall equal the number of shares of Company Common Stock otherwise issuable upon exercise thereof multiplied by the Option Exchange Ratio and the purchase price of such shares of Parent Class A Common Stock on the Purchase Date (as defined in the Company 423 Plan) shall be the lower of (i) the quotient determined by dividing 85% of the fair market value per share of the Company Common Stock on the commencement date of the Assumed Purchase Right by the Option Exchange Ratio or (ii) 85% of the fair market value per share of the Parent Class A Common Stock on the applicable Purchase Date (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). Notwithstanding the foregoing, any assumed Purchase Right shall be converted from a right to purchase Company Common Stock under the Company 423 Plan to the right to purchase Parent Class A Common Stock in accordance with Section 424 of the Code. The Assumed Purchase Rights shall be exercised on the applicable Purchase Date, and each participant shall, accordingly, be issued shares of Parent Class A Common Stock at such time. The Company 423 Plan and all outstanding purchase rights thereunder shall terminate on the last day of any Offering Period (as defined in the Company 423 Plan) in effect on the date hereof, and no additional purchase rights shall be granted and no additional Offering Periods shall commence following the date hereof. Parent agrees that from and after the Effective Time, employees of Company may participate in Parent's employee stock purchase plan (the "Parent 423 Plan"), to the extent
                                            ---------------
permitted by the Code, beginning with the first Purchase Period (as defined in the Parent 423 Plan), subject to the terms and conditions of such plan, following the cessation of participation in the Company 423 Plan.

                              ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              In order to induce Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as follows:

     3.1.     Organization and Standing. The Company is a corporation duly
              -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and when now owned, leased, used, operated and conducted. Each subsidiary (as defined in Section 8.3) of the Company is a corporation duly organized and validly existing and will be, as of the Effective Time, in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of the Company and each subsidiary of the Company is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3) on the Company. The Company is not in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the "Company Certificate" and
                                                   -------------------
the "Company Bylaws," respectively). The Company has heretofore made
     ---------------
available to Parent a complete and correct copy of the Company Certificate and the Company Bylaws.

     3.2.     Subsidiaries. The Company does not own, directly or indirectly,
              ------------
any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, or set forth in Section 3.2 to the disclosure schedule delivered by the Company to Parent and dated the date hereof (the "Company Disclosure Schedule"). Except as set forth in Section
             ---------------------------
3.2 to the Company Disclosure Schedule, the Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity or enterprise that is not wholly owned by the Company. Except as set forth in Section 3.2 to the Company Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of the Company's subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.2 of the Company Disclosure Schedule, all of the capital stock of each subsidiary of the Company is owned by the Company and/or one or more wholly-owned subsidiaries of the Company. Other than as set forth in Section
3.2 to the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of the Company, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of the Company, and neither the Company nor any subsidiary of the Company has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of the Company or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of the Company or any predecessor thereof.


     3.3.     Corporate Power and Authority. The Company has all requisite
              -----------------------------
corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Merger and the transactions contemplated hereby by the stockholders of the Company, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of the Merger and the transactions contemplated hereby by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.4.     Capitalization of the Company. The authorized capital stock of
              -----------------------------
the Company consists solely of (a) 100,000,000 shares of common stock, par value $.01 per share ("Company Common Stock"), and (b) 5,000,000 shares of
                       --------------------
preferred stock, par value $.01 per share ("Company Preferred Stock"). As of
                                            -----------------------
March 4, 2002, (i) 23,311,485 shares were issued and outstanding, (ii) 233,000 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clauses (iii) through (viii) below) and no shares were held by subsidiaries of the Company, (iii) 32,414 shares were issuable upon the exercise of outstanding options and no shares were reserved for issuance for future grants pursuant to the Company's 1983 Stock Option Plan ("1983 Option Plan"), (iv) 103,635 shares were issuable
       ----------------
upon the exercise of outstanding options and no shares were reserved for issuance for future grants pursuant to the Company's 1994 Equity Incentive Plan ("1994 Incentive Plan"), (v) 354,993 shares were reserved for issuance
       -------------------
pursuant to the Company 423 Plan, (vi) 4,941,531 shares were issuable upon the exercise of outstanding options and 37,845 shares were reserved for issuance for future grants pursuant to the Company's 1995 Equity Incentive Plan ("1995
                                                                         ----
Incentive Plan"), (vii) 381,667 shares were issuable upon the exercise of
--------------
outstanding options and 34,798 shares were reserved for issuance for future grants pursuant to the Company's 1995 Directors Stock Option Plan ("1995
                                                                    ----
Option Plan"), and (viii) 1,081,811 shares were issuable upon the exercise of
-----------
outstanding options and 967,025 shares were reserved for issuance for future grants pursuant to the Company's 2001 Equity Incentive Plan ("2001 Incentive
                                                              --------------
Plan"). As of the date hereof, no shares of Company Preferred Stock were
----
issued and outstanding or reserved for issuance, except for a series of 200,000 shares of Company Preferred Stock designated as Series A Junior Participating Preferred Stock reserved for issuance pursuant to the Rights Agreement, none of which is issued and outstanding as of the date hereof.
Each outstanding share of Company capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof or in Section 3.4 to the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by the Company of any securities of the Company, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of the Company, and neither the Company nor any subsidiary of the Company has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of the Company or any predecessor. The Company Disclosure Schedule accurately sets forth as of March 4, 2002 the names of the holders of, and the number of shares of Company Common Stock issuable upon exercise of, Company Options and the exercise price and vesting schedule with respect thereto. Between March 4, 2002 and the date of this Agreement, the Company has not granted any options to purchase capital stock of the Company. The Company has no agreement, arrangement or understandings to register any securities of the Company or any of its subsidiaries under the Securities Act or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement).

     3.5.     Conflicts; Consents and Approvals. Except as set forth in
              ---------------------------------
Section 3.5 to the Company Disclosure Schedule and, in the case of (b), for any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will:

              (a) conflict with, or result in a breach of any provision of, the Company Certificate or the Company Bylaws;

              (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party;

              (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets; or

              (d) require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with, any local, domestic, foreign or multi-national or supra-national court, tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental
                                                          ------------
Authority"), other than (i) approval of the Merger and the transactions
---------
contemplated hereby by stockholders of the Company, (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iii) filings
                                                   -------
and consents under non-U.S. laws and regulations intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment ("Foreign Antitrust Laws"), (iv) registrations, filings,
                     ----------------------
consents, approvals or other actions required under federal and state securities laws and the rules of the Nasdaq Stock Market, Inc. as are contemplated by this Agreement, and (v) the filing of the Certificate of Merger with the Secretary of State.

     3.6.     No Material Adverse Effect. Except as specifically
              --------------------------
disclosed in the Company SEC Documents (as defined in Section 3.7) filed with the Commission prior to the date of this Agreement, since December 30, 2001, there has been no Material Adverse Effect on the Company.

     3.7.     Company SEC Documents. The Company has timely filed with the
              ---------------------
Commission all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1998 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act (such documents, as
                 ------------
supplemented and amended since the time of filing, collectively, the "Company
                                                                      -------
SEC Documents"). The Company SEC Documents, including, without limitation,
-------------
any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of any prospectus, in light of the circumstances under which they were made), not misleading, and
(b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the Nasdaq Stock Market, Inc., any stock exchange or any other comparable Governmental Authority.

     3.8.     Taxes. (a) The Company and its subsidiaries (i) have duly filed
              -----
all material Tax Returns (as defined in Section 3.8(d)) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or its subsidiaries, all of which Tax Returns are true and correct in all material respects; (ii) have within the time and manner prescribed by Applicable Laws paid all material Taxes (as defined in Section 3.8(d)), required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority;
(iii) have established in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable; (iv) are not delinquent in the payment of any material Tax; and (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against the Company or any of its subsidiaries, which deficiency has not been satisfied. Neither the Company nor any of its subsidiaries is the subject of any currently ongoing Tax audit. With respect to any taxable period ended prior to September 30, 1998, all federal income Tax Returns including the Company or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its subsidiaries (other than liens for Taxes not yet due). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where the Company or its subsidiaries do not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

              (b) Neither the Company nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither the Company nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Laws (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) that (i) requires the Company or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of the Company or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to the Company or any of its subsidiaries from any other person.

              (c) The Company and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

              (d)     For purposes of this Agreement, (i) "Tax" (and, with
                                                           ---
correlative meaning, "Taxes") means any federal, state, local or foreign
                      -----
income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority, and (ii) "Tax Return" means any return, report or similar statement required
          ----------
to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     3.9.     Compliance with Law. Except as specifically disclosed in the
              -------------------
Company SEC Documents filed with the Commission prior to the date hereof, the Company is in material compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Authority (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws"), relating to the
                                     ---------------
Company or its business or properties. Except as specifically disclosed in the Company SEC Documents filed with the Commission prior to the date hereof, no material investigation or review by any Governmental Authority with respect to the Company is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same.

     3.10.    Intellectual Property.
              ---------------------

              (a) Definitions. For the purposes of this Section 3.10, the following terms have the following definitions:

                      (i)     "Intellectual Property" shall mean any or all of
                               ---------------------
the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisional, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether
                                -------
patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all works of authorship, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software, including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all technical, design, end-user and other documentation related to any of the foregoing.

                      (ii)     "Company Intellectual Property" shall mean any
                                -----------------------------
Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or exclusively licensed by the Company related to the Company's products, including without limitation all rights in any design code, documentation, masks and tooling for packaging of semiconductors in connection with all current products and products in design and development.

                      (iii)    "Registered Intellectual Property" shall mean
                                --------------------------------
all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, and any domain name registrations; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                      (iv)     "Company Registered Intellectual Property"
                                ----------------------------------------
means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

              (b) Section 3.10(b) of the Company Disclosure Schedule is a complete and correct list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been filed, issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority
                                                ---
anywhere in the world) related to any of the Company Registered Intellectual Property.

              (c) No Company Intellectual Property or product of the Company is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any material manner the use, transfer, or licensing thereof by the Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or product of the Company.

              (d) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made, and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

             (e) The Company owns and has good and exclusive title to, each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any of the Company's products by the Company or its subsidiaries; (ii) the Company owns exclusively, and has good title to, all copyrighted works that are products of the Company or which the Company or any of its subsidiaries otherwise purports to own; and (iii) to the knowledge of the Company, to the extent that any Patents would be infringed by any of the Company's products, the Company is the exclusive owner of such Patents or has obtained a license to such Patents from the owner sufficient to permit the Company to conduct its business as currently conducted.

             (f) To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of its subsidiaries or is incorporated into any of the Company's products, the Company has a written agreement with such third party with respect thereto, and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to such third party's Intellectual Property in such work, material or invention.

             (g) Neither the Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Intellectual Property that is or was Company Intellectual Property, to any third party, or, within the last five years, permitted the Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

             (h) Section 3.10(h) of the Company Disclosure Schedule is a complete and correct list of all material contracts, licenses and agreements to which the Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than licenses in the ordinary course in conjunction with the sale of products); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

             (i) Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, all contracts, licenses and agreements listed in Section 3.10(h) of the Company Disclosure Schedule are in full force and effect.
Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Except as set forth in
Section 3.10(h) of the Company Disclosure Schedule, each of the Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in material compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Except as set forth in Section
3.10(h) of the Company Disclosure Schedule, following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and its subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay. Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub, by operation of law or otherwise, of any contracts or agreements to which the Company or any of its subsidiaries is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses (other than standard non-disclosure agreements entered into in the ordinary course), or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company prior to the Closing.

             (j) To the knowledge of the Company, the operation of the business of the Company and its subsidiaries as such business is currently conducted, including (i) the Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company and its subsidiaries (including the Company's products) and (ii) the Company's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

             (k) Except as set forth in Section 3.10(k) to the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received written notice from any third party that the operation of the business of the Company or any of its subsidiaries or any act, product or service of the Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

             (l) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, to the Company's knowledge, no third party is infringing on any of the Intellectual Property owned by the Company.

             (m) The Company and each of its subsidiaries has taken reasonable steps to protect the Company's and its subsidiaries' rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its subsidiaries, and, without limiting the foregoing, each of the Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form made available to Parent, and all current and, to the Company's knowledge, former employees, other than lower level support personnel, and the consultants of the Company and any of its subsidiaries have executed such an agreement.

     3.11.   Title to Properties. Except as disclosed in the Company SEC
             -------------------
Documents filed prior to the date hereof, each of the Company and its subsidiaries (i) has good and marketable title to all of its material properties (real, personal or intangible) and assets that are reflected on the latest balance sheet included in such Company SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all liens, mortgages, easements, irregularities of title or other encumbrances of any nature except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust except that secured indebtedness that is properly reflected in the latest Company SEC Documents filed prior to the date hereof, and (ii) is the lessee or sublessee of all leasehold estates listed in the Company SEC Documents or acquired after the date thereof and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee (or event which with notice or lapse of time, or both, would constitute a material default) or, to the Company's knowledge, the lessor.

     3.12.   Registration Statement; Joint Proxy Statement. None of the
             ---------------------------------------------
information provided by the Company for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Parent under
     ----------------------
the Securities Act, including the prospectus relating to the shares of Parent Class A Common Stock to be issued in the Merger (as amended, supplemented or modified, the "Prospectus") and the joint proxy statement and form of proxies
               ----------
relating to the vote of the stockholders of the Company with respect to the Merger and the vote of the stockholders of Parent with respect to the Parent Stockholder Proposal (as defined in Section 4.3) (as amended, supplemented or modified, the "Joint Proxy Statement"), at the time the Registration Statement
               ---------------------
becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of the Joint Proxy Statement, in light of the circumstances under which they were made), not misleading. The Joint Proxy Statement, except for such portion thereof that relates to Parent and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act.

     3.13.   Litigation. Except as specifically disclosed in the Company SEC
             ----------
Documents filed with the Commission prior to the date of this Agreement, there is no suit, claim, action, proceeding, audit or investigation pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Since December 31, 1998 the Company has not been subject to any outstanding order, writ, injunction or decree specifically applicable to the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     3.14.   Brokerage and Finder's Fees; Expenses. Except in connection with
             -------------------------------------
the retention of Robertson Stephens, Inc. ("Robertson Stephens") (the fees of
                                            ------------------
which firm shall be the sole responsibility of the Company), neither the Company nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of the Company any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. The Company has heretofore made available to Parent a complete and correct copy of the engagement letter between the Company and Robertson Stephens.

     3.15.   Reorganization. Neither the Company nor any of its affiliates has
             --------------
taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     3.16.   Employee Benefit Plans. (a) For purposes of this Agreement, the
             ----------------------
following terms have the definitions given below:

             "Controlled Group Liability" means any and all liabilities under
              --------------------------
(i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Plans.

             "ERISA" means the Employee Retirement Income Security
              -----
Act of 1974, as amended, and the regulations thereunder.

             "ERISA Affiliate" means, with respect to any entity,
              ---------------
trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

             "Plan" means each plan, program, policy, practice or
              ----
other arrangement providing for compensation, severance, retirement benefits, fringe benefits, equity-based awards or other benefits of any kind (including all employee welfare benefit plans within the meaning of Section 3(l) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA) with respect to which a party or any of its subsidiaries or ERISA Affiliates has or may have any liability, contingent or otherwise, and further including any of the foregoing which cover directors or former directors of a party or any subsidiary.

             "Withdrawal Liability" means liability to a Multiemployer Plan
             ---------------------
(as defined in Section 3.16(f)) as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

             (b) With respect to each Company Plan, the Company has made available to Parent a correct and complete copy of each document relating to a material liability with respect thereto, including without limitation the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual

Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any. No Plan is now nor at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

             (c) The Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code, or Sections 401(k) or 401(m) of the Code, as applicable (each a "Qualified Plan"), now meet, and at
                                          ----------------
all times since their inception have met, the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code. Each of the Qualified Plans has received a favorable determination from the Internal Revenue Service, and no such determination letter has been revoked nor, are there any existing circumstances why any such determination letter should be revoked nor has any Qualified Plan been amended since the date of its most recent determination letter in any respect which would adversely affect the qualified status of any Company Qualified Plan or the related trust.

             (d) All contributions required to be made to any Company Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, before the date hereof have been made or paid in full on or before the final due date thereof and through the Effective Time will be made or paid in full on or before the final due date thereof.

             (e) The Company and its subsidiaries have complied, and are now in compliance, with all applicable provisions of ERISA and the Code and all Applicable Laws relating to employees and employee benefits, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Each Company Plan has been established and operated in compliance with its terms and Applicable Laws, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. There is not now, and there are no existing circumstances that, individually or in the aggregate, would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Company Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. The Company and its subsidiaries are each in compliance with all Applicable Laws respecting employment, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

             (f) No Company Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that
                                           ------------------
has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer
                                                         -----------------
Plan"), nor has the Company or any of its subsidiaries or any of their
----
respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan: (i) neither the Company nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) neither the Company nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, is insolvent, or has been terminated, or could reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) no circumstances exist which individually or in the aggregate could reasonably be expected to result in Withdrawal Liability with respect to a Plan.

             (g) There does not now exist, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to result in, any material Controlled Group Liability. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

             (h)     Except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA, neither the Company nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

             (i) Except as disclosed in Section 3.16(i) to the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, or constitute an event which, with the passage of time or the giving of notice or both will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 3.16(i) to the Company Disclosure Schedule, no amount paid or payable by the Company or any of its subsidiaries or affiliates in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code. Except as disclosed in Section 3.16(i) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts (as defined in Section 3.17), will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code, nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax as a payment to such person.

             (j) There are no pending, or, to the knowledge of the Company, threatened actions (other than claims for benefits in the ordinary course) with respect to the Company Plans which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or any of its subsidiaries.

             (k) Section 3.16(k) to the Company Disclosure Schedule sets forth a list of each employment, consulting, severance or similar agreement under which the Company or any of its subsidiaries is or could become obligated to provide compensation or benefits in excess of $100,000, and the Company has made available to Parent a copy of each such agreement.

             (l) No employer securities, employer real property or other employer property is included in the assets of any Plan.

             (m) No event has occurred, and there exists no condition or set of circumstances in connection with any Plan, under which the Parent, Merger Sub, the Company or any of its subsidiaries, directly or indirectly, could reasonably be expected to be subject to any risk of material liability under Sections 409 or 502 of ERISA or Section 4975 of the Code.

             (n) Company maintains policies or practices on the proper classification for all employees, leased employees, consultants and independent contracts, for all purposes (including, without limitation, for all tax purpose and for purposes of determining eligibility to participate in any Plan.)

     3.17.   Contracts. Section 3.17 to the Company Disclosure Schedule lists
             ---------
all contracts, agreements, guarantees, leases and executory commitments (each a "Contract"), other than Plans and any Contracts heretofore filed as an exhibit
 --------
to any Company SEC Document since September 30, 1998, that exist as of the date hereof to which the Company is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of the Company's business other than those that individually or in the aggregate are not material to the business of the Company, (b) Contracts containing covenants purporting to limit the freedom of the Company or any of its affiliates to compete in any line of business in any geographic area or to hire any individual or group of individuals, (c) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries (including the Surviving Corporation) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which contain minimum purchase conditions in excess of $1,000,000 with respect to inventory purchases for resale, and $500,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing relationships of the Company or its affiliates, or any customer, licensee or lessee thereof, (e) Contracts relating to any outstanding commitment for capital expenditures in excess of $500,000, (f) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $1,000,000 in the aggregate, letters of credit or other agreements or instruments of the Company or commitments for the borrowing or the lending by the Company of amounts in excess of $1,000,000 in the aggregate, or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company with an aggregate value in excess of $1,000,000,
(g) Contracts providing for "earn-outs" or other contingent payments by the Company involving more than $100,000 in the aggregate over the terms of all such Contracts, and (h) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements relating to material transactions since January 1, 1997. All material Contracts are valid and binding obligations of the Company and, to the knowledge of the Company, the valid and binding obligation of each other party thereto. Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any Contract listed in Section 3.17 of the Company Disclosure Schedule. Set forth in Section 3.17(i) to the Company Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries from (i) the Exhibits to the Company's Form 10-Q for the period ended December 31, 2001 filed with the Commission, with respect to the terms of such indebtedness, and (ii) the description in the financial statements (including the notes thereto) incorporated in the Company's Form 10-Q for the period ended December 31, 2001 filed with the Commission, with respect to the amount of such indebtedness.
Set forth in Section 3.17(j) to the Company Disclosure Schedule is the amount of the annual premium currently paid by the Company for its directors' and officers' liability insurance.

     3.18.   Labor Matters.  The Company does not have any labor contracts or
             -------------
collective bargaining agreements with any persons employed by the Company or any persons otherwise performing services primarily for the Company, nor as of the date hereof is the Company in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of the Company, threatened against the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, and the Company has not experienced any such labor strike, dispute or stoppage since September 30, 1999.

     3.19.   Undisclosed Liabilities. Except (i) as and to the extent disclosed
             -----------------------
or reserved against in the consolidated balance sheet of the Company as of September 30, 2001 included in the Company SEC Documents, or disclosed in the footnotes to the financial statements as of such date or the footnotes to the September 30, 2001 financial statements included in the Company SEC Documents filed prior to the date hereof, (ii) as incurred after September 30, 2001 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, or (iii) as described in the Company SEC documents filed since September 30, 2001 but prior to the date hereof, the Company does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     3.20.   Operation of the Company's Business; Relationships. (a) Since
             --------------------------------------------------
December 30, 2001 through the date of this Agreement and except for entering into this Agreement, the Company has not engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect
Section 5.3(c), except as set forth in Section 3.20(a) to the Company Disclosure Schedule or as specifically disclosed in the Company SEC Documents filed with the Commission prior to the date of this Agreement.

             (b) Section 3.20(b) to the Company Disclosure Schedule sets forth the Company's top ten customers (determined by fiscal year 2001 annual revenue) and the Company's top ten suppliers (determined by fiscal year 2001 annual expense). Except as set forth in Section 3.20(b) to the Company Disclosure Schedule, (i) from January 1, 2000 to the date hereof, none of the customers of the Company set forth on Section 3.20(b) to the Company Disclosure Schedule has indicated that it will stop or materially decrease purchasing materials, products or services from the Company, and (ii) since January 1, 2000, no supplier of the Company set forth on Section 3.20(b) to the Company Disclosure Schedule has indicated that it will stop or materially decrease the supply of materials, products or services to the Company, or impose conditions or credit limits on the Company.

     3.21.   Permits; Compliance. The Company is in possession of all material
             -------------------
franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure
                                    ---------------
to be in possession of such Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     3.22.   Environmental Matters. (a) The properties, operations and
             ---------------------
activities of the Company and its subsidiaries or their predecessors have for all applicable periods of limitation, and are, in material compliance with all applicable Environmental Laws and Environmental Permits (each as defined below); (b) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries and, with respect to the operations of the Company, its predecessors, are not subject to any pending or, to the knowledge of the Company, threatened action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries and, with respect to the operations of the Company, its predecessors; (c) to the knowledge of the Company, there has been no Release (as defined below) of any Hazardous Materials (as defined below) into the environment by the Company or its subsidiaries or their predecessors, and there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of the Company or its subsidiaries or, with respect to the operations of the Company, its predecessors; and (d) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and with respect to the operations of the Company, its or its subsidiaries' predecessors (x) has received any written notice that the Company, any of its subsidiaries or their predecessors or any of their respective present or former operations or facilities is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which is listed on the U.S. Environmental Protection Agency's National Priorities List or which is otherwise subject to remediation or investigation. The Company and its subsidiaries have made available to Parent all material internal and external environmental audits and reports (in each case relevant to the Company, any of its subsidiaries or their predecessors) in the possession of the Company or its subsidiaries. The term "Environmental Laws" means all Applicable Laws relating
                        ------------------
to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (collectively, "Hazardous Materials")
                                 ------                   -------------------
into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, as in effect on the date hereof. "Environmental Permit" means any
                                              --------------------
permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law. "Release" shall have the meaning as defined in are interpreted under CERCLA.

     3.23.   Opinion of Financial Advisor. the Company has received the
             ----------------------------
written opinion of Robertson Stephens to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the Company Stockholders, and such opinion has not been withdrawn or revoked or modified in any material respect.

     3.24.   Board Recommendation. The Board of Directors of the Company, at a
             --------------------
meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company Stockholders and (ii) resolved to recommend that the holders of the shares of Company Common Stock entitled to vote thereon approve and adopt this Agreement and the transactions contemplated herein, including the Merger (the "Company Board Recommendation"). As of the date of
                           ----------------------------
this Agreement, the Company Board Recommendation has not been withdrawn, revoked or modified.

     3.25.   Related Party Transactions. Since the date of the Company's proxy
             --------------------------
statement filed on December 28, 2001, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

     3.26.   Takeover Statutes; Rights Plan. The Company has taken all actions
             ------------------------------
such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Section 203 of the DGCL) (each a "Takeover Statute") or restrictive provision of any applicable
         ----------------
anti-takeover provision in the governing documents of the Company is, or at the Effective Time will be, applicable to the Company, Parent, Merger Sub, the Merger, this Agreement, the Voting Agreements or any of the other transactions contemplated hereby or thereby. After giving effect to the amendment to the Rights Plan effective as of the date hereof, the Rights Plan is inapplicable to the Merger, this Agreement, the Voting Agreement, and the transactions contemplated hereby or thereby.

     3.27.   Certain Transactions. Neither the Company nor any of its
             --------------------
subsidiaries is a party to, or has any commitment to become a party to, any joint venture agreement, partnership agreement or any Contract associated with off balance sheet financing, including arrangements for the sale of receivables.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

             In order to induce Parent to enter into this Agreement, Parent and Merger Sub hereby represent and warrant to the Company as follows:

     4.1.    Organization and Standing. Each of Parent and Merger Sub and each
             -------------------------
subsidiary (as defined in Section 8.3) of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Parent and each subsidiary of Parent is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent. Parent is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the "Parent Certificate" and the "Parent Bylaws,"
                         ------------------           -------------
respectively). Parent has heretofore made available to the Company a complete and correct copy of the Parent Certificate and the Parent Bylaws.

     4.2.    Subsidiaries. Parent does not own, directly or indirectly, any
             ------------
equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities listed in Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 28, 2001, or set forth in Section 4.2 to the disclosure schedule delivered by Parent to the Company and dated the date hereof (the "Parent Disclosure Schedule"). Except as set forth in Section 4.2
             --------------------------
to the Parent Disclosure Schedule, Parent is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity or enterprise that is not wholly owned by Parent. Except as set forth in Section 4.2 to the Parent Disclosure Schedule, Parent owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Parent's subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. All of the capital stock of each subsidiary of Parent is owned by Parent and/or one or more wholly-owned subsidiaries of Parent. Other than as set forth in Section 4.2 to the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of Parent, and neither Parent nor any subsidiary of Parent has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of Parent or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of Parent or any predecessor thereof.

     4.3.    Corporate Power and Authority. Parent and Merger Sub have all
             -----------------------------
requisite corporate power and authority to (a) enter into and deliver this Agreement, (b) perform their obligations hereunder and (c) subject to approval by the stockholders of Parent of the issuance of shares of Parent Class A Common Stock issuable in the Merger (such proposal to approve the issuance of shares of Parent Class A Common Stock, the "Parent Stockholder Proposal"), to
                                            ---------------------------
consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to approval of the Parent Stockholder Proposal by the stockholders of Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4.4.    Capitalization of Parent. (a) As of March 1, 2002, Parent's
             ------------------------
authorized capital stock consisted solely of (x) 300,000,000 shares of Class A common stock, par value $.01 per share ("Parent Class A Common Stock"), of
                                         ---------------------------
which (i) 90,622,241 shares were issued and outstanding, (ii) 498,000 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and no shares were held by subsidiaries of Parent, (iii) 6,304,352 shares were reserved for issuance upon the exercise of outstanding options, (iv) 16,282,475 shares were reserved for issuance upon the conversion of Parent Class B Common Stock (as defined below) into Parent Class A Common Stock, (v) 10,223,921 shares were reserved for future issuance under outstanding options granted by Parent, and (vi) 1,059,439 shares reserved for issuance upon the exercise of outstanding warrants issued by Parent; (y) 300,000,000 shares of Class B common stock, par value $.01 per share ("Parent Class B Common Stock" and, with the Parent Class A Common Stock,
        ---------------------------
the "Parent Common Stock"), of which (i) 16,282,475 shares were issued and
     -------------------
outstanding, (ii) no shares were issued and held in treasury and no shares were held by subsidiaries of Parent, and (iii) 90,622,241 shares were reserved for issuance upon the conversion of Parent Class A Common Stock into Parent Class B Common Stock; and (z) 100,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Stock"), of which (i) no shares were issued and
        ----------------------
outstanding, (ii) no shares were issued and held in treasury and no shares were held by subsidiaries of Parent, and (iii) no shares were reserved for issuance. Each outstanding share of Parent capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof or in Section 4.4 to the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Parent of any securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent, and neither Parent nor any subsidiary of Parent has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Parent or any predecessor. Except as set forth in Section 4.4 to the Parent Disclosure Schedule, Parent has no agreement, arrangement or understandings to register any securities of Parent or any of its subsidiaries under the Securities Act or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements have previously been made available to the Company.

             (b) The authorized capital stock of Merger Sub consists solely of 3,000 shares of common stock, $.01 par value per share, all of which, as of the date hereof, are issued and outstanding and are held directly by Parent. All of the outstanding shares of Merger Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger
Sub has no subsidiaries. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

     4.5.    Conflicts; Consents and Approvals. Except, in the case of (b), as
             ---------------------------------
would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation of the transactions contemplated hereby or thereby, will:

             (a) conflict with, or result in a breach of any provision of, the Parent Certificate or the Parent Bylaws or the Certificate of Incorporation and Bylaws of Merger Sub;

             (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party;

             (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets; or

             (d) require any action or consent or approval of, or review by, or registration or filing by Parent or Merger Sub or any of their affiliates with, or any Governmental Authority, other than (i) approval of the Parent Stockholder Proposal by stockholders of Parent, (ii) actions required by the HSR Act, (iii) filings and consents under Foreign Antitrust Laws, and (iv) registrations, filings, consents, approvals or other actions required under federal and state securities laws and the rules of the Nasdaq Stock Market, Inc. as are contemplated by this Agreement, and (v) the filing of the Certificate of Merger with the Secretary of State.

     4.6.    No Material Adverse Effect. Except as specifically disclosed in
             --------------------------
the Parent SEC Documents (as defined in Section 4.7) filed with the Commission prior to the date of this Agreement, since December 28, 2001, there has been no Material Adverse Effect on Parent.

     4.7.    Parent SEC Documents. Parent has timely filed with the Commission
             --------------------
all forms, reports, schedules, statements and other documents required to be filed by it since November 10, 1999 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents,
                   --------------------
including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of any prospectus, in light of the circumstances under which they were made), not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Parent included in the Parent SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Parent is or has been subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the Nasdaq Stock Market, Inc., any stock exchange or any other comparable Governmental Authority.

     4.8.    Registration Statement; Joint Proxy Statement.  None of the
             ---------------------------------------------
information provided by Parent for inclusion in the Registration Statement or the Joint Proxy Statement, at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Company Stockholders Meeting or the Parent Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of the Joint Proxy Statement, in light of the circumstances under which they were made), not misleading. The Joint Proxy Statement, except for the portion thereof that relates to the Company and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act, and the Registration Statement, except for such portion thereof that relates to the Company and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Securities Act.

     4.9.    Litigation. Except as specifically disclosed in the Parent SEC
             ----------
Documents filed with the Commission prior to the date of this Agreement, there is no action pending or, to the knowledge of Parent, threatened against Parent or its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby. Since December 31, 2001, Parent has not been subject to any outstanding order, writ, injunction or decree specifically applicable to Parent which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

     4.10.   Valid Issuance. The Parent Class A Common Stock to be issued in
             --------------
the Merger and upon the exercise of Converted Options, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free of all liens and encumbrances and not subject to preemptive rights, and will be issued in compliance with the Securities Act and applicable state securities laws.

     4.11.   Financing. Parent possesses and will possess sufficient cash funds
             ---------
and has and will have available to it adequate financial resources to pay all required cash amounts to the Company's stockholders pursuant to Article II of this Agreement.

     4.12.   Undisclosed Liabilities. Except (i) as and to the extent disclosed
             -----------------------
or reserved against in the consolidated balance sheet of Parent as of December 28, 2001 included in the Parent SEC Documents, or disclosed in the footnotes to the financial statements as of such date or the footnotes to the December 28, 2001 financial statements included in the Parent SEC Documents filed prior to the date hereof, (ii) as incurred after December 28, 2001 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, or (iii) as described in the Parent SEC Documents filed since December 28, 2001 but prior to the date hereof, Parent has not incurred through the date hereof any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

     4.13.   Operation of Parent's Business; Relationships.
             ---------------------------------------------

             (a) Since December 28, 2001 through the date of this Agreement and except for entering into this Agreement, Parent has not engaged in any transaction, except in the ordinary course of business or as specifically disclosed in the Parent SEC Documents filed with the Commission prior to the date of this Agreement. From December 28, 2001 until the date hereof, Parent has not declared, set aside or paid any dividend or other distribution in respect of any capital stock of Parent, nor split, combined or reclassified any of its capital stock.

             (b) From December 28, 2001 to the date hereof, no material customer of Parent has indicated that it will stop or materially decrease purchasing materials, products or services from Parent and since December 28, 2001, no material supplier of Parent has indicated that it will stop or materially decrease the supply of materials, products or services to Parent, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

     4.14.   Permits; Compliance.  Parent is in possession of all material
             -------------------
franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Parent Permits"), except where the failure
                                    --------------
to be in possession of such Parent Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     4.15.   Environmental Matters. Except for matters disclosed in the Parent
             ---------------------
SEC Documents filed prior to the date hereof and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, (a) the properties, operations and activities of Parent and its subsidiaries or their predecessors have for all applicable periods of limitation, and are, in compliance with all applicable Environmental Laws and Environmental Permits; (b) Parent and its subsidiaries and the properties and operations of Parent and its subsidiaries and, with respect to the operations of Parent, its predecessors, are not subject to any pending or, to the knowledge of Parent, threatened action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries and, with respect to the operations of Parent, its predecessors; (c) to the knowledge of Parent, there has been no Release of any Hazardous

Materials into the environment by Parent or its subsidiaries or their predecessors, and there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of Parent or its subsidiaries or, with respect to the operations of Parent, its predecessors; and (d) neither Parent nor any of its subsidiaries nor, to the knowledge of Parent and with respect to the operations of Parent, its subsidiaries or their predecessors (x) has received any written notice that Parent, any of its subsidiaries or their predecessors or any of their respective present or former operations or facilities is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which is listed on the U.S. Environmental Protection Agency's National Priorities List or which is otherwise subject to remediation or investigation. Parent and its subsidiaries have made available to the Company all material internal and external environmental audits and reports (in each case relevant to Parent, any of its subsidiaries or their predecessors) in the possession of Parent or its subsidiaries.

     4.16.   Board Recommendation. The Board of Directors of Parent, at a
             --------------------
meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors resolved to recommend that the holders of the shares of Parent Common Stock entitled to vote thereon approve the Parent Stockholder Proposal (the "Parent Board Recommendation"). As of the date
                           ---------------------------
hereof, the Parent Board Recommendation has not been withdrawn, revoked or modified.

     4.17.   Opinion of Financial Advisor. Parent has received the written
             ----------------------------
opinion of Credit Suisse First Boston Corporation ("CSFB") to the effect that,
                                                    ----
as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to Parent, and such opinion has not been withdrawn or revoked or modified in any material respect.

     4.18.   Related Party Transactions. Since the date of Parent's proxy
             --------------------------
statement filed on April 27, 2001, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

     4.19.   Brokerage and Finder's Fees; Expenses. Except in connection with
             -------------------------------------
the retention of CSFB (the fees of which firm shall be the sole responsibility of Parent), neither Parent nor any director, officer or employee thereof has incurred or will incur on behalf of Parent any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     4.20.   Reorganization. Neither Parent nor any of its affiliates has
             --------------
taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     4.21.   Takeover Statutes. Other than pursuant to this Agreement or the
             -----------------
Company Voting Agreement, as of the date hereof, neither Parent nor any affiliate of Parent is, or has been, during the prior three years an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company.

     4.22.   Taxes. (a) Parent and its subsidiaries (i) have duly filed all
             -----
material Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Parent or its subsidiaries, all of which Tax Returns are true and correct in all material respects; (ii) have within the time and manner prescribed by Applicable Laws paid all material Taxes required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable; (iv) are not delinquent in the payment of any material Tax; and (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against Parent or any of its subsidiaries, which deficiency has not been satisfied. Neither Parent nor any of its subsidiaries is the subject of any currently ongoing Tax audit. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of Parent or any of its subsidiaries (other than liens for Taxes not yet due). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where Parent or its subsidiaries do not file Tax Returns that Parent or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither Parent nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

             (b) Except as set forth in Section 4.22(b) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither Parent nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Laws (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) that (i) requires Parent or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Parent or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Parent or any of its subsidiaries from any other person.

             (c) Parent and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     4.23.   Certain Transactions. Neither Parent nor any of its subsidiaries
             --------------------
are a party to, or has any commitment to become a party to, any joint venture agreement, partnership agreement or any Contract associated with off-balance sheet financing, including arrangements for the sale of receivables.

     4.24.   Intellectual Property. Except as disclosed in the Parent SEC
             ---------------------
Documents, Parent and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other Intellectual Property necessary to conduct the business now operated by them and, except as disclosed in the Parent SEC Documents, have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property rights that, if determined adversely to Parent or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on Parent.

                                  ARTICLE V

                                  COVENANTS

     5.1.    Mutual Covenants.
             ----------------

             (a)     HSR Act Filings; Reasonable Efforts; Notification. (i)
                      -------------------------------------------------
Each of Parent and the Company shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five business days after the date of this Agreement, (B) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Foreign Antitrust Laws with respect to any such filing or any such transaction. Each party shall use all reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Laws in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

                     (ii) Each of Parent and the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted by the Federal Trade Commission or the Department of Justice (either, an "HSR
                                                                       ---
Authority") or any Governmental Authority with respect to the transactions
----------
contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, any Foreign Antitrust Laws, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust
                                                                  ---------
Laws"); provided, however, that neither Parent nor the Company, nor any of
-----   -----------------
their respective affiliates, shall be required, as a result of this Section 5.1(a)(ii), to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (A) the freedom of action of Parent or its subsidiaries or affiliates with respect to operation of, or Parent's or its subsidiaries' or affiliates' ability to retain, the Company or any business, product lines or assets of the Company, or (B) the ability to retain, own or operate any portion of the businesses, product lines or assets, of the Parent or its subsidiaries or alter or restrict in any way the business or commercial practices of the Company, the Parent, or either of their subsidiaries or affiliates. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Authority relating to any of the foregoing described in this paragraph (ii) or to the matters described in paragraph (i) of this Section 5.1(a), provided that it shall afford the Company
                                      --------
a reasonable opportunity to participate therein, and provided, further, that
                                                     --------  -------
nothing in this sentence shall affect the parties' rights and obligations contained in the third, fourth and fifth sentences of Section 5.1(a)(i). Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit a party's right to terminate this Agreement pursuant to Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration or early termination of the notice period under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                     (iii) Each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), subject to the limitations of Section 5.1(a)(ii), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Parent or the Company from occurring prior to or after the Effective Time, (C) the preparation of the Joint Proxy Statement, the Prospectus and the Registration Statement, (D) the taking of all action necessary to ensure that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code and (E) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                      (iv) Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Company shall be required to (i) hold separate (including by trust or otherwise) or divest any of their respective businesses or assets or (ii) waive any of the conditions to the Merger set forth in Article VI of this Agreement as they apply to such party.

             (b)     Public Announcements. Each of the parties agrees that it
                     --------------------
shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by law or by any listing agreement with the Nasdaq Stock Market, Inc., or a national securities exchange; provided, if such disclosure is required by
                                   --------
law or any such listing agreement, such disclosure may not be made without prior consultation of the other parties.

             (c)     Joint Proxy Statement; Registration Statement. As
                     ---------------------------------------------
promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare the Joint Proxy Statement, and Parent and the Company shall each file the Joint Proxy Statement with the Commission. Each of Parent and the Company shall, as promptly as practicable, furnish the other party with all information concerning it as may be required for inclusion in the Joint Proxy Statement and the Registration Statement.

             (d)     Section 16 Matters. Prior to the Effective Time, Parent
                     ------------------
and the Company shall take all such steps as may be required to cause the Merger and the transactions contemplated hereby, including any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

     5.2.    Covenants of Parent.
             -------------------

             (a)     Parent Stockholders Meeting. Parent shall take all action
                     ---------------------------
in accordance with the federal securities laws, the DGCL and the Parent Certificate and Parent Bylaws necessary to convene a special meeting of the stockholders of Parent (the "Parent Stockholders Meeting") to be held and
                             ---------------------------
completed on the earliest practicable date following the effectiveness of the Registration Statement and mutually determined by the parties (which date shall be the same date as the date of the Company Stockholders Meeting or as close to one another as reasonably practicable), to consider and vote upon the Parent Stockholder Proposal. Unless prior to the approval by the Parent stockholders of the Parent Stockholder Proposal, it determines in good faith by a majority vote, after consultation with its outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the Board of Directors of Parent under Applicable Laws, neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the Parent Board Recommendation. Nothing contained in this Section 5.2(a) shall limit Parent's obligation to hold and convene the Parent Stockholders Meeting (regardless of whether the Parent Board Recommendation shall have been withdrawn, amended or modified).

             (b)     Joint Proxy Statement; Registration Statement. The Joint
                     ---------------------------------------------
Proxy Statement shall include the recommendation of Parent's Board of Directors referred to in Section 4.16. Consistent with the timing for the Parent Stockholders Meeting and the Company Stockholders Meeting, Parent shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Parent shall obtain knowledge of any information pertaining to Parent that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, Parent shall so advise the Company in writing and shall promptly furnish the

Company with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Parent shall use all reasonable efforts to mail at the earliest practicable date to the stockholders of Parent the Joint Proxy Statement, which shall include all information required by Applicable Laws to be furnished to the stockholders of Parent in connection with the Merger, the transactions contemplated thereby and the Parent Stockholder Proposal and shall include the opinion of CSFB referred to in Section 4.17 and, to the extent not withdrawn in compliance with Section 5.2(a), the Parent Board Recommendation. Parent also shall take such other reasonable actions required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Class A Common Stock in the Merger.

             (c)     Indemnification; Directors' and Officers' Insurance.
                     ---------------------------------------------------

                     (i) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer (an "Indemnified
                                                                -----------
Person") of the Company or any of its subsidiaries against all losses, claims,
------
damages, liabilities, costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnified Person with the consent of Parent, which consent will not be unreasonably withheld), judgments, fines and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent
                                                          -----
that any such Claim is based on, or arises out of: (x) the fact that such Indemnified Person is or was a director or officer of the Company or any of its subsidiaries or is or was serving at the request of the Company or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (y) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the DGCL, the Company Certificate or the Company Bylaws or any indemnification agreement in effect prior to the date hereof and listed in Section 5.2(c) to the Company Disclosure Schedule (complete and correct copies of which have been previously provided to Parent), including provisions relating to advancement of expenses incurred in the defense of any such Claim. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Parent shall periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provisions of paragraph (ii) of this Section 5.2(c), and subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

                     (ii) The Indemnified Person shall control the defense of any Claim with counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, provided that Parent shall be permitted to participate in the defense of such Claim at its own expense. Parent shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons in any single Claim except to the extent that, in the opinion of independent legal counsel selected by the Indemnified Person, which counsel shall be reasonably acceptable to Parent, representation of two or more of such Indemnified Persons would present a conflict of interest under applicable standards of conduct in the legal profession. Parent shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

                     (iii) Parent and the Company agree that all rights to indemnification of liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company Certificate or the Company Bylaws and any indemnification agreement in effect at the date hereof and listed in Section 5.2(c) to the Company Disclosure Schedule, shall survive the Merger and shall continue in full force and effect, without any amendment thereto; provided, however, that in the event any Claim
                               --------- -------
is asserted or made, any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the Company Certificate or the Company Bylaws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Parent; and provided further that nothing in this Section 5.2(c) shall impair any rights or
-------- -------
obligations of any current or former director or officer of the Company or its subsidiaries, including pursuant to the respective certificates of incorporation or bylaws of Parent or the Company, or their respective subsidiaries, under the DGCL or otherwise.

                     (iv) Parent shall maintain the Company's existing directors' and officers' liability insurance policy ("D&O Insurance") for a
                                                      -------------
period of not less than six years after the Effective Time; provided, however,
                                                            -----------------
that Parent may substitute therefor policies of substantially similar coverage and amounts (with carriers comparable to the Company's existing carriers) containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is canceled
-------- -------
during such period, Parent shall use its reasonable efforts to obtain substantially similar D&O Insurance; provided further that Parent shall not be
                                     -------- -------
required to pay an aggregate premium for D&O Insurance in excess of $1.75 million, but in such case shall purchase as much coverage as possible for such amount.

                     (v) The provisions of this Section 5.2(c) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

                     (vi) From and after the Effective Time, Parent shall (A) provide to the directors of the Company who become directors of Parent directors' and officers' liability insurance on the same basis and to the same extent as that, if any, provided to other directors of Parent, and (B) enter into indemnification agreements with the directors of the Company who become directors of Parent on the same terms, if any, entered into with other directors of Parent generally.

             (d)     Parent Board of Directors and Officers; Integration and
                     -------------------------------------------------------
Transition. Parent shall take all requisite action to cause its Board of
----------
Directors to include as members thereof effective at the Effective Time, (i) the Chief Executive Officer of Parent at the Effective Time as provided in paragraph (e) below and (ii) James V. Diller.

             (e)     Chief Executive Officer of Parent. Parent shall take all
                     ---------------------------------
requisite action (i) to appoint Richard M. Beyer to serve, effective at the Effective Time and at the discretion of the Board of Directors of Parent, as the Chief Executive Officer of Parent, and (ii) to appoint Gregory L. Williams to serve, effective at the Effective Time at the discretion of the Board of Directors of Parent, as the Executive Chairman of the Board of Directors of Parent.

             (f)     Nasdaq Listing. Parent shall use all reasonable efforts to
                     --------------
cause the shares of Parent Class A Common Stock issuable pursuant to the Merger (including, without limitation, the shares of Parent Class A Common Stock issuable upon the exercise of the Converted Options) to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

             (g)     Notification of Certain Matters. Parent shall give prompt
                     -------------------------------
notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
--------  -------
5.2(g) shall not limit or otherwise affect the remedies available hereunder to the Company.

             (h)     Employees and Employee Benefits. As soon as practicable
                     -------------------------------
after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements. From and after the Effective Time, except as otherwise provided in Section 2.5, Parent shall treat all service for vesting and eligibility purposes by the Company Employees (as defined below) with the Company and their respective predecessors prior to the Effective Time, to the extent credited under the terms of the Company Plans prior to the Effective Time, as service with Parent for eligibility and vesting purposes under Parent's employee benefits plans. With respect to any medical or dental benefit plan in which the Company Employees participate after the Effective Time, Parent shall use all reasonable efforts to waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided,
                                                                     --------
however, that no such waiver shall apply to a pre-existing condition of any
-------
Company Employee who was, as of the Effective Time, treated under a Company Plan as a pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time by a Company Employee or a Company Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Parent and subsidiaries of Parent. For purposes of this Section 5.2(i), "Company
                                                                  -------
Employees" shall mean persons who are, as of the Effective Time, employees of
---------
the Company.

             (i)     Prohibition on Certain Transactions. Prior to the date of
                     -----------------------------------
the Parent Stockholders Meeting, Parent shall not enter into a definitive agreement, or publicly announce an intention to enter into a definitive agreement, with respect to any acquisition, disposition, merger or other business combination involving Parent or any of its subsidiaries, if (x) in order to consummate such transaction, the approval by the holders of Parent Class A Common Stock shall be required or (y) such transaction presents a material risk of making it materially more difficult to obtain any approval or authorization required to consummate the Merger under Antitrust Laws.

     5.3.     Covenants of the Company.
              ------------------------

             (a)     The Company Stockholders Meeting. The Company shall take
                     --------------------------------
all action in accordance with the federal securities laws, the DGCL and the Company Certificate and the Company Bylaws necessary to convene a special meeting of the stockholders of the Company entitled to vote (the "Company
                                                                  -------
Stockholders Meeting") to be held and completed on the earliest practicable date
--------------------
following the effectiveness of the Registration Statement and mutually determined by the parties (which date shall be the same date as the date of the Parent Stockholders Meeting or as close to one another as reasonably practicable), to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby. Subject to Section 5.3(d), neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the Company Board Recommendation. Nothing contained in this
Section 5.3(a) shall limit the Company's obligation to hold and convene the Company Stockholders Meeting (regardless of whether the Company Board Recommendation shall have been withdrawn, amended or modified).

             (b)     Joint Proxy Statement; Registration Statement. The Company
                     ---------------------------------------------
shall cooperate with Parent in the preparation and filing of the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Parent in having the Registration Statement declared effective by the Commission as promptly as practicable and in maintaining the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, the Company shall obtain knowledge of any information pertaining to the Company that would require any amendment or supplement to the Registration Statement or the Joint Proxy Statement, the Company shall so advise Parent in writing and shall promptly furnish Parent with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or Joint Proxy Statement. The Company shall use all reasonable efforts to mail at the earliest practicable date to the stockholders of the Company the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to the stockholders of the Company in connection with the Merger and the transactions contemplated thereby and shall include the written opinion of Robertson Stephens described in Section 3.23 and the Company Board Recommendation to the extent not previously withdrawn in compliance with Section 5.3(d).

             (c)     Conduct of the Company's Operations. During the period from
                     -----------------------------------
the date of this Agreement to the Effective Time, the Company shall use all reasonable efforts to conduct its operations in the ordinary course, except as expressly contemplated by this Agreement and the transactions contemplated hereby, and shall use all reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and use all reasonable efforts to maintain relationships with customers, suppliers, lessees, licensees and other third parties with the intent that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Company shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the Company Disclosure Schedule, without the prior written consent of Parent:

                     (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, other than the rights or options granted to newly hired or promoted employees, not in excess of 300,000 shares of Company Common Stock in the aggregate, which options shall have an exercise price not less than the fair market value of the Company Common Stock on the date of grant, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to (1) the exercise of Company Options which are outstanding as of the date hereof or which are granted by the Company prior to the Effective Time in compliance with the terms of this Agreement, (2) the Company 423 Plan in accordance with Section 2.5, or
(3) the Company's 401(k) plan as in effect on the date hereof) or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

                     (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business;

                     (iii)  amend the Company Certificate or the Company Bylaws;

                     (iv)   merge or consolidate with any other person;

                     (v) acquire assets or capital stock of or other equity interests in any other person;

                     (vi) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                     (vii) except as set forth in Section 5.3(c)(vii) of the Company Disclosure Schedule, enter into or modify any employment, severance, stay-put termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than ordinary course offer letters to newly hired employees that provide for employment that is "at will" and which do not provide any post termination benefits except as may be required by Applicable Laws, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Laws;

                     (viii) enter into, adopt or amend any employee benefit or similar plan except as may be required by Applicable Laws;

                     (ix) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by Deloitte & Touche LLP, or make any material Tax election (unless required by law or consistent with prior practice) or settle any material Tax liability which is the subject of dispute between the Company and a Governmental Authority;

                     (x)    amend, terminate or modify any Contract listed in
Section 3.17 of the Company Disclosure Schedule or enter into any Contract that, if it were in effect as of the date hereof, would be required to be listed in Section 3.17 of the Company Disclosure Schedule;

                     (xi) enter into any confidentiality, standstill or non-compete agreements or arrangements which after the Effective Time would apply or purport to apply to Parent or any of its subsidiaries (other than the Company or any of its subsidiaries);

                     (xii) incur or commit to any capital expenditures, individually or in the aggregate, in excess of the amount set forth in Section 5.3(c) to the Company Disclosure Schedule;

                     (xiii) modify or waive any of its rights under any provision of any confidentiality agreement or standstill agreement;

                     (xiv) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 5.3(c);

                     (xv) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

                     (xvi) agree in writing or otherwise to take any of the foregoing actions.

             (d)     No Solicitation.  (i)     During the term of this
                     ---------------
Agreement, the Company shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (A) solicit, initiate, intentionally encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any capital stock from the Company (other than upon exercise of Company Options that are outstanding as of the date hereof or that are granted in accordance with this Agreement) or 15% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or any acquisition by the Company of any material assets or capital stock of any other person, or any combination of the foregoing (a "Competing
                                 ---------

Transaction"), or (B) negotiate or otherwise engage in discussions with any
-----------
person (other than Parent or its respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or (C) enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, that, at any time before the approval
                                --------
of the Merger by the stockholders of the Company, the Company may furnish information to, and negotiate or otherwise engage in discussions with, any person who delivers a bona fide written proposal for a Competing Transaction
                      ---- ----
that was not solicited or intentionally encouraged after the date of this Agreement if and to the extent the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company under Applicable Laws and determines that such proposal for the Competing Transaction is, if accepted, reasonably likely to be consummated and is, after consulting with Robertson Stephens (or any other nationally recognized investment banking firm), more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Competing Transaction) (a "Superior Proposal"); provided, further, that the
                           -----------------    --------- -------
Company notifies Parent not less than two business days prior to taking such action (which notice shall identify the person making the proposal and describe the terms thereof) and receives from the person making the proposal an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as restrictive on the other person as the terms of the Confidentiality Agreement (as defined in Section 5.3(f)) are to Parent. The Company shall notify Parent of any proposal for a Competing Transaction (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no event more than 24 hours) after its receipt thereof, and shall thereafter inform Parent on a prompt basis of the status of any discussion or negotiations with such third party and any material changes to the terms and conditions of such proposal, and shall promptly give Parent a copy of any information delivered to such person that has not previously been reviewed by Parent. The Company shall immediately cease, and shall cause its and its subsidiaries' respective officers, directors and representatives to cease, all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction.

                     (ii) Notwithstanding any other provision of this Section 5.3(d), in the event that before the approval of the Merger by the stockholders of the Company, the Board of Directors of the Company determines in good faith by a majority vote, after consultation with outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the Company Board of Directors under Applicable Laws, the Board of Directors of the Company may (subject to this and the following sentences) withdraw, amend or modify, in a manner adverse to Parent, the Company Board Recommendation and (if the reason for the change in the Company Board Recommendation is the existence of a Superior Proposal) take and disclose to the stockholders of the Company a position with respect to such Superior Proposal by disclosing such withdrawn, amended or modified Company Board Recommendation and, to the extent applicable, a recommendation with respect to such Superior Proposal in connection with a tender or exchange offer for the Company securities; provided that the Company
                                                     --------
has complied with its obligations under this Section 5.3(d) and it gives Parent two business days prior written notice of its intention to do so. Consistent with the terms of this Section 5.3(d), the Company may take any action to the extent necessary in order to comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Company Board of Directors shall not, in connection with any such withdrawal, amendment or modification of the Company Board Recommendation, take any action to change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be applicable to the transactions contemplated hereby, including this Agreement and the Merger. If the reason for the change in the Company Board Recommendation is the Company's receipt of a proposal for a Competing Transaction that it has determined to be a Superior Proposal, and within such two business day period, Parent proposes in writing to modify the terms and conditions of this Agreement, the Company's Board of Directors shall determine in good faith whether such terms as modified by Parent are at least as favorable to the Company's stockholders from a financial point of view as such Superior Proposal, and if the Company's Board of Directors determines that such terms as modified are at least as favorable as such Superior Proposal, the Board of Directors of the Company may not withdraw, amend or modify, in a manner adverse to Parent, the Company Board Recommendation.

             (e)     Affiliates of the Company. The Company shall use all
                     -------------------------
reasonable efforts to cause each person listed in Section 5.3(e) of the Company Disclosure Schedule and each additional person, if any, who may be at the Effective Time an "affiliate" of the Company for purposes of Rule 145 under the Securities Act to execute and deliver to Parent no less than 30 days prior to the date of the Company Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit B (the "Company Affiliate Letter"). The
                        ---------       ------------------------
foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Letter on the certificates evidencing any of the shares of Parent Class A Common Stock to be received by (i) any such "affiliate" of the Company specified in such letter or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Parent Class A Common Stock, consistent with the terms of the Company Affiliate Letter, regardless of whether such person has executed the Company Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence.

             (f)     Access. The Company shall permit representatives of Parent
                     ------
to have full access at all reasonable times to the Company's premises, properties, books, records, contracts, documents, customers and suppliers, and shall cause its independent accountants to give Parent access to such accountants' work papers. Information obtained by Parent pursuant to this
Section 5.3(f) shall be subject to the provisions of the Confidentiality Agreement by and between Parent and the Company, dated as of June 14, 2001
(the "Confidentiality Agreement"), which agreement remains in full force and
      -------------------------
effect. No investigation conducted pursuant to this Section 5.3(f) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, the Company shall have no obligation to provide Parent with information if the Company determines in good faith, upon written advice of its outside antitrust counsel, that providing information may violate any Applicable Laws.

             (g)     Notification of Certain Matters. The Company shall give
                     -------------------------------
prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty by the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
-----------------
5.3(g) shall not limit or otherwise affect the remedies available hereunder to Parent.

             (h)     Subsequent Financial Statements. The Company shall provide
                     -------------------------------
to Parent, sufficiently in advance so as to permit a reasonable period of time to review and discuss the contents thereof, its financial results for any period after the date of this Agreement prior to making such results publicly available and prior to filing any Company SEC Documents after the date of this Agreement, it being understood that Parent shall have no liability by reason of such review and discussion.

             (i)     Letters of the Company's Accountants. The Company shall use
                     ------------------------------------
all reasonable efforts to cause to be delivered to Parent letters of the Company's independent accountants, dated a date within two business days before the date on which the Registration Statement shall become effective, the date the Joint Proxy Statement is mailed and the date of the Parent Stockholders Meeting, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

             (j)     No Redemption of Rights Plan. Between the date of this
                     ----------------------------
Agreement and the earlier of the Effective Time and the termination of this Agreement, the Company shall not (a) redeem, amend or waive any provisions of the Rights Plan (other than such amendments as are necessary to accommodate this Agreement and the transactions contemplated hereby, but not with respect to any Competing Transaction) or (b) implement or adopt any other so-called "poison pill," shareholder rights plan or other similar plan.

                                  ARTICLE VI

                                  CONDITIONS

     6.1.    Conditions to the Obligations of Each Party. The obligations of the
             -------------------------------------------
Company, Merger Sub and Parent to consummate the Merger shall be subject to the satisfaction of the following conditions:

             (a) (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the stockholders of the Company entitled to vote thereon, and (ii) the issuance of the shares of Parent Class A Common Stock to be issued in the Merger shall have been approved by the stockholders of Parent entitled to vote thereon, in each case in the manner required by all Applicable Laws and the applicable rules of the Nasdaq Stock Market, Inc.

             (b) Any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Merger notwithstanding expiration of such waiting periods) under the HSR Act or any Foreign Antitrust Laws relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated.

             (c) No provision of any Applicable Laws and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement.

             (d) There shall not be pending any action by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement,
(ii) seeking to prohibit or limit the ownership or operation by Parent, the Surviving Corporation or any of their respective subsidiaries of, or to compel Parent, the Surviving Corporation or any of their respective subsidiaries to dispose of or hold separate, any portion of the business or assets of Parent, the Company or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit Parent or any subsidiary of Parent from effectively controlling the business or operations of the Company or the subsidiaries of the Company.

             (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

     6.2.    Conditions to Obligations of the Company. The obligations of the
             ----------------------------------------
Company to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the
Company:

             (a) The representations and warranties of Parent and Merger Sub set forth in Article IV (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Parent.

             (b) Parent shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

             (c) Parent shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by its President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and
(b)have been satisfied.

             (d) Since the date of this Agreement, there shall not have been and be continuing a Material Adverse Effect on Parent.

             (e) the Company shall have received an opinion from Fenwick & West LLP, dated the Closing Date, based upon certain factual representations of the Company and Parent reasonably requested by such counsel, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that if
                                                  --------  -------
Fenwick & West LLP does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if counsel to Parent renders such opinion to the Company.

             (f) Parent shall have taken all requisite action in order that each of the Chief Executive Officer of Parent as of immediately following the Effective Time and James V. Diller shall, effective upon the Effective Time, become members of Parent's Board of Directors, provided that if Parent shall
                                               --------
have taken all such requisite action and either of such persons shall be unable or unwilling to serve as a director of Parent, this condition shall nevertheless be deemed satisfied.

     6.3.    Conditions to Obligations of Parent. The obligations of Parent to
             -----------------------------------
consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Parent:

             (a) The representations and warranties of the Company set forth in Article III (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 5.3(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on the Company.

             (b) The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

             (c) The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and
(b) have been satisfied.

             (d) Since the date of this Agreement, there shall not have been and be continuing a Material Adverse Effect on the Company.

             (e) Parent shall have received an opinion from Dechert, dated the Closing Date, based upon certain factual representations of Parent and the Company reasonably requested by such counsel, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that if Dechert does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent if counsel to the Company renders such opinion to Parent.

             (f) The Company shall have obtained all consents, waivers and approvals identified on Section 6.3(f) of the Company Disclosure Schedule, and such consents, waivers and approvals shall not have expired or been revoked.

             (g) Holders of no more than ten percent of the outstanding shares of Company Common Stock shall have validly delivered to the Company a demand for appraisal rights with respect thereto and shall not have failed to perfect or withdraw such rights under Section 262 of the DGCL.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1.    Termination. This Agreement may be terminated and the Merger may be
             -----------
abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company and the stockholders of Parent):

             (a)     by mutual written consent of Parent and the Company;

             (b) by either Parent or the Company if a judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Parent or the Company from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided, that a party may not terminate the Agreement pursuant
               --------
to this Section 7.1(b) if its or its affiliates' failure to perform its obligations under this Agreement resulted in or contributed to the issuance of such judgment, injunction, order or decree;

             (c) by either Parent or the Company if the Merger shall not have been consummated before September 30, 2002 (the "Termination Date");
                                                      ----------------
provided, however, that the right to terminate this Agreement under this
--------  -------
Section 7.1(c) shall not be available to any party whose failure or whose affiliates' failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

             (d) by Parent or the Company if at the Company Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of the Company to approve the Merger, the Merger Agreement and the transactions contemplated hereby shall not have been obtained;

             (e) by Parent or the Company if at the Parent Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of Parent to approve the Parent Stockholder Proposal shall not have been obtained;

             (f) by Parent or the Company if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2(a) or 6.2(b) (in the case of a breach by Parent) or Section 6.3(a) or 6.3(b) (in the case of a breach by the Company) or would materially interfere with the ability of Parent and/or the Company to consummate the transactions contemplated hereby, and such breach, if it is of a nature that it may be cured, shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach;

             (g) by Parent or the Company if there shall have occurred a Material Adverse Effect on the other;

             (h)     by Parent if, before the Company Stockholders Meeting,
(i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified, in a manner adverse to Parent, the Company Board Recommendation; (ii) the Company shall have failed to include in the Joint Proxy Statement the recommendation of the Board of Directors of the Company in favor of the adoption and approval of this Agreement and the approval of the Merger; (iii) the Board of Directors of the Company shall have failed to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger within ten days after Parent requests in writing that such recommendation be reaffirmed; (iv) the Board of Directors of the Company or any committee thereof having authority to bind the Board of Directors of the Company shall have approved or publicly recommended any Competing Transaction; (v) a tender or exchange offer relating to securities of the Company in excess of 20% of its outstanding voting securities shall have been commenced by a person unaffiliated with Parent, and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company's Board of Directors recommends rejection of such tender or exchange offer; or (vi) the Company shall have intentionally breached its obligations under Sections 5.3(a), 5.3(d) or 5.3(j); or

             (i)    by the Company if, before the Parent Stockholders Meeting,
(i) the Board of Directors of Parent or any committees thereof shall have withdrawn or modified, in a manner adverse to the Company, the Parent Board Recommendation; (ii) Parent shall have failed to include in the Joint Proxy Statement the recommendation of the Board of Directors of Parent in favor of the Parent Stockholders Proposal; (iii) the Board of Directors of Parent shall have failed to reaffirm its recommendation in favor of the Parent Stockholders Proposal within ten days after the Company requests in writing that such recommendation be reaffirmed; or (iv) Parent shall have intentionally breached its obligations under Section 5.2(a).

     7.2.    Effect of Termination. In the event of the termination of this
             ---------------------
Agreement pursuant to Section 7.1, this Agreement, except for this Section 7.2, the provisions of the second sentence of Section 5.3(f) and Sections 7.3, 8.7 and 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for an intentional breach of any provision of this Agreement; provided, however, that if it shall be judicially determined that
           --------  -------
termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution and performance of this Agreement and related documentation and stockholders' meetings and consents ("Costs").
           -----

     7.3.    Termination Fee; Expenses.
             -------------------------

             (a) In the event that this Agreement is terminated (i) by Parent pursuant to Section 7.1(f) due to a material breach by the Company of its obligations under Section 5.3(a) or Section 5.3(d) and, if such breach is of a nature that it may be cured by the Company, the Company does not cure such breach within 48 hours after such breach; (ii) pursuant to Section 7.1(h); or
(iii) by Parent in the event (A) prior to the Company Stockholders Meeting, a Competing Transaction shall have been made known to the Company, and the fact of such Competing Transaction shall have become publicly known or shall have been made directly to the stockholders of the Company generally, or any person shall have publicly announced its intention (whether or not conditional) to make a proposal for a Competing Transaction, (B) the condition set forth in
Section 6.1(a)(i) is not satisfied, and (C) within 12 months of such termination, the Company enters into a definitive agreement with respect to, or consummates, a Company Acquisition (as defined below), then in any such event, the Company shall pay to Parent a termination fee equal to $32 million and shall pay to Parent an amount equal to Parent's reasonable, out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement. "Company Acquisition" means (x) a merger, consolidation, share
            -------------------
exchange, business combination or similar transaction involving the Company as a result of which the stockholders of the Company prior to such transaction in the aggregate cease to own at least the Stated Percentage (as defined below) of voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (y) a sale, lease, exchange, transfer or other disposition of more than the Stated Percentage of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions or (z) the acquisition, by a person (other than Parent or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of more than the Stated Percentage of the Company Common Stock, in either case whether by tender or exchange offer or otherwise. The "Stated
                                                                   ------
Percentage" shall be 50% unless the Company Acquisition involves a person
----------
(including successors and affiliates) referred to in clause (A) above, in which case the "Stated Percentage" shall be 75% in the case of clause (x) and 25% in the case of clauses (y) and (z).

             (b) Provided that the Company has not committed an act with the intent and effect of breaching this Agreement, the fee and expense arrangements contemplated hereby are the sole remedies for breach of the Company's obligations under Section 5.3(d) (other than equitable or injunctive relief under Section 8.8) and shall constitute complete and reasonable liquidated damages for any such breach. The amounts payable by the Company pursuant to this Section 7.3 shall be paid pursuant to this Section 7.3 regardless of any alleged breach, other than a willful or intentional breach, by Parent of its obligations hereunder; provided, that no payment made by the Company pursuant
                       --------
to this Section 7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by Parent or Merger Sub or of any rights of the Company in respect thereof.

             (c) Any payment required to be made pursuant to paragraph (a) of this Section 7.3 shall be made to the Parent not later than two business days after delivery to the Company of notice of demand for payment, or, if earlier, upon the Company's entering into an agreement for or the consummation of a Company Acquisition if such payment is required pursuant to Section 7.3(a)(iii), and shall be made by wire transfer of immediately available funds to an account designated by Parent.

             (d) In the event that this Agreement is terminated by the Company (i) pursuant to Section 7.1(f) due to a material breach by Parent of its obligations under Section 5.2(a) and, if such breach is of a nature that it may be cured by Parent, Parent does not cure such breach within 48 hours after such breach; or (ii) pursuant to Section 7.1(i), then Parent shall pay to the Company a termination fee equal to $10 million and shall pay to the Company an amount equal to the Company's reasonable, out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

             (e) Provided that Parent has not committed an act with the intent and effect of breaching this Agreement, the fee and expense arrangements contemplated hereby are the sole remedies for breach of Parent's obligations under Section 5.2(a) (other than equitable or injunctive relief under Section 8.8) and shall constitute complete and reasonable liquidated damages for any such breach. The amounts payable by Parent pursuant to this Section 7.3 shall be paid pursuant to this Section 7.3 regardless of any alleged breach, other than a willful or intentional breach, by the Company of its obligations hereunder; provided, that no payment made by Parent pursuant to this Section
           --------
7.3 shall operate or be construed as a waiver by Parent of any breach of this Agreement by the Company or, except as set forth herein, of any rights of Parent in respect thereof.

             (f) Any payment required to be made pursuant to paragraph (d) of this Section 7.3 shall be made to the Company not later than two business days after delivery to Parent of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the Company.

     7.4.    Amendment. This Agreement may be amended by the parties hereto, by
             ---------
action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by stockholders of Parent or the Company, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the stockholders of Parent or the Company without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.5.    Extension; Waiver. At any time prior to the Effective Time, Parent
             -----------------
(with respect to the Company) and the Company (with respect to Parent) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VII

                                 MISCELLANEOUS

     8.1.    No Survival of Representations and Warranties. The representations
             ---------------------------------------------
and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

     8.2.    Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)     if to Parent:

                     Intersil Corporation
                     7585 Irvine Center Drive
                     Irvine, California 92618
                     Attn.:  Stephen M. Moran, Esq.
                     Fax:    949-341-7053

                     with a copy to:

                     Dechert
                     1717 Arch Street
                     4000 Bell Atlantic Tower
                     Philadelphia, PA 19103-2793
                     Attn.:  G. Daniel O'Donnell, Esq.
                             Christopher G. Karras, Esq.
                     Fax:    215-994-2222

             (b)     if to Merger Sub:

                     Echo Acquisition, Inc.
                     c/o Intersil Corporation
                     7585 Irvine Center Drive
                     Irvine, California 92618
                     Attn.:Stephen M. Moran, Esq.
                     Fax:  949-341-7053

                     with a copy to:

                     Dechert
                     1717 Arch Street
                     4000 Bell Atlantic Tower
                     Philadelphia, PA 19103-2793
                     Attn.:  G. Daniel O'Donnell, Esq.
                             Christopher G. Karras, Esq.
                     Fax:    215-994-2222

             (c)     if to the Company:

                     Elantec Semiconductor, Inc.
                     675 Trade Zone Boulevard
                     Milpitas, California 95035
                     Attn.:  Richard M. Beyer
                     Fax:    408-946-4588

                     with a copy to:

                     Fenwick & West LLP
                     Embarcadero Center West
                     275 Battery Street
                     San Francisco, CA 94111
                     Attn.:  Douglas N. Cogen, Esq.
                             Robert A. Freedman, Esq.
                     Fax:    415-281-1350

     8.3.    Interpretation; Definitions. (a) When a reference is made in this
             ---------------------------
Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (b) For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if
 -----------------------
any event, change or effect, individually or in the aggregate with such other events, changes or effects, has occurred which would reasonably be expected to have a material adverse effect on (i) the business, assets

(including intangible assets), liabilities (contingent or otherwise), prospects, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that a
                                                 --------  -------
Material Adverse Effect shall not include any change in or effect upon the business, assets (including intangible assets), liabilities (contingent or otherwise), prospects, results of operations or financial condition of such party or any of its subsidiaries directly or indirectly arising out of or attributable to (x) any decrease in the market price of the shares of Company Common Stock in the case of the Company or Parent Class A Common Stock in the case of Parent (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on such party) or (y) conditions, events, or circumstances generally affecting the economy as a whole or the semiconductor industry generally. For purposes of analyzing whether any state of facts, change, development, effect, condition or occurrence constitutes a Material Adverse Effect under this definition, the parties agree that (A) materiality shall be analyzed from the viewpoint of whether there is a significant likelihood that the disclosure of such state of facts, change, development, effect, condition or occurrence would be viewed by a reasonable investor as having significantly altered the total mix of information available to such investor if the total mix consisted solely of (I) the representations and warranties contained in this Agreement (other than Section 3.6 in the case of the Company and Section 4.6 in the case of Parent), (II) the Company SEC Documents or the Parent SEC Documents, as the case may be, and (III) the Company Disclosure Schedule and the Parent Disclosure Schedule, as the case may be, and (B) the analysis of materiality shall not be limited to the standpoint of a long-term investor.

             (c)     For purposes of this Agreement, a "subsidiary" of any
                                                        ----------
person means another person, an amount of the voting securities or other voting ownership or voting partnership interests (or, in the case of a trust, beneficial interests) of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person).

             (d)     For purposes of this Agreement, "knowledge" of a party
                                                      ---------
shall mean the actual knowledge after due inquiry of all elected officers of such party or any of its subsidiaries with a title of vice president or higher.

             (e) For purposes of this Agreement, references to any financial statements or any component thereof shall be deemed to include the footnotes thereto.

             (f)     For purposes of this Agreement, the term "including" shall
                                                               ---------
mean "including, without limitation."
      ---------

     8.4.    Counterparts. This Agreement may be executed in counterparts, which
             ------------
together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     8.5.    Entire Agreement. This Agreement (including the documents and the
             ----------------
instruments referred to herein), the Voting Agreements, and the Confidentiality Agreement, constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

     8.6.    Third Party Beneficiaries. Except for the agreement set forth in
             -------------------------
Section 5.2(c), nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

     8.7.    Governing Law. This Agreement shall be governed by the laws of the
             -------------
State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action (and agrees not to commence any action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.2 shall be effective service of process for any action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action brought in any such court has been brought in an inconvenient forum.

     8.8.    Specific Performance. The transactions contemplated by this
             --------------------
Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief, and the parties hereto agree to waive any requirement for the securing or posting of any bond in connection with the obtaining thereof.

     8.9.    Assignment. Neither this Agreement nor any of the rights, interests
             ----------
or obligations hereunder shall be assigned by any of the parties hereto
(whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may assign any of Merger
                   --------
Sub's rights and obligation under this Agreement to any other wholly-owned direct or indirect subsidiary of Parent upon notice to the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.10.   Expenses. Subject to the provisions of Section 7.3, all costs and
             --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Registration Statement and the Joint Proxy Statement other than the registration fee, which shall be paid by Parent, and the filing fee required under HSR Act will be shared equally by Parent and the Company.

     8.11.   Disclosure Schedules. The Company Disclosure Schedule and the
             --------------------
Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in this Agreement. The information disclosed in any numbered or lettered part shall be deemed to relate to, supplement and qualify: (i) the particular representation, warranty or other provision set forth in the corresponding numbered or lettered Section of this Agreement, (ii) any representation, warranty or other provision cross-referenced to such numbered or lettered part and (iii) any other provision of this Agreement to which such disclosed information is relevant but only if the relevance of such disclosure to such other provision of this Agreement is readily apparent from the actual text of such disclosure.

               [Signature Page for Merger Agreement to Follow]

              IN WITNESS WHEREOF, Parent, Merger Sub and the Company have signed this Agreement as of the date first written above.

                                       INTERSIL CORPORATION

                                       By:  GREGORY L. WILLIAMS
                                            -------------------------------
                                            Name:  Gregory L. Williams
                                            Title: President and Chief Executive
                                                   Officer

                                       ELANTEC SEMICONDUCTOR, INC.

                                       By:  RICHARD M. BEYER
                                            ----------------------
                                            Name:  Richard M. Beyer
                                            Title: President and Chief Executive
                                                   Officer

                                       ECHO ACQUISITION, INC.

                                       By:  STEPHEN M. MORAN
                                            ----------------------
                                            Name:  Stephen M. Moran
                                            Title: Vice President, Secretary and
                                                   Treasurer

                                                                     EXHIBIT A-1
                                                                     -----------

                       FORM OF COMPANY VOTING AGREEMENT

     AGREEMENT, dated as of March __, 2002 (this "Agreement"), by and among Intersil Corporation, a Delaware corporation ("Parent"), Echo Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Elantec Semiconductor, Inc., a Delaware corporation ("Company"), and the stockholders of the Company set forth in Annex A hereto (each a "Stockholder"
                                         -------
and, collectively, the "Stockholders").

     WHEREAS, the Board of Directors of Parent and the Board of Directors of Company have approved an Agreement and Plan of Merger, dated as of even date herewith (the "Merger Agreement") (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement), providing for the merger of the Company with and into Merger Sub;

     WHEREAS, the Stockholder is the record and beneficial owner of shares of Company common stock, par value $.01 per share ("Company Common Stock"), Company Options, warrants to purchase Company Common Stock and/or interests in Company Common Stock through the Company 423 Plan or the Company's 401(k) plan, in the amounts and of the types set forth opposite the Stockholder's name on Annex A hereto (the "Shares");
-------

     WHEREAS, as a condition to Parent's entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, to induce Parent to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

     1. Grant of Irrevocable Proxy. (a) Until this Agreement is terminated, the Stockholder hereby irrevocably appoints Merger Sub, its officers, agents and nominees, with full power of substitution, as proxy for and attorney in fact of the Stockholder to act with respect to and vote the Shares, if any, owned by the Stockholder for and in the name, place and stead of the Stockholder at any annual, special or other meeting of the holders of shares of the Company Common Stock and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Shares are entitled to be voted, in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. In all other matters, the Shares shall be voted by and in the manner determined by the Stockholder upon written notice to Merger Sub. The Stockholder hereby represents that he has not heretofore granted any irrevocable proxy with respect to the Shares and hereby revokes any and all proxies which may heretofore have been granted with respect to the Shares.

     (b) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with and as an inducement for the execution by Parent of the Merger Agreement and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked. The Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the provisions of the DGCL.

2. Additional Covenants of the Stockholder. The Stockholder hereby covenants and agrees with Parent and Merger Sub that, until this Agreement terminates:

     (a) The Stockholder will deliver to Parent at Parent's request a written representation confirming, as of immediately prior to the Effective Time, the accuracy of the representations and warranties contained in Section 3.

     (b) As of the date hereof, the Stockholder will execute the Company Affiliate Letter promptly upon request therefor, which letter shall be in the form attached as an exhibit to the Merger Agreement.

     3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Merger Sub that:

     (a)    (i)  The Shares listed on Annex A opposite the Stockholder's name
                                      -------
are the only shares of Company capital stock, securities convertible into Company capital stock, or other rights in respect of Company capital stock (collectively, "Company Securities") owned of record or beneficially by the Stockholder or in which the Stockholder has any interest; (ii) except as set forth on Annex A, such Shares are owned by the Stockholder, free and clear of
         -------
all liens, claims, charges and encumbrances of any kind whatsoever except for liens, claims or charges arising from margin loans from a bank or brokerage firm and except as contemplated by this Agreement, and none of such Shares is subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting of such Shares; and (iii) the Stockholder does not presently own any options to purchase or rights to subscribe for or otherwise acquire any other shares of Company Common Stock except as set forth in Annex A.
                       -------

     (b) The Stockholder has full right, power and authority to execute and deliver this Agreement and to perform all of such Stockholders' obligations hereunder, and such execution, delivery and performance have been duly authorized by all requisite action of the Stockholder and no other legal proceedings are necessary therefor.

     (c) This Agreement has been duly and validly executed and delivered by the Stockholder and represents a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (d)    Except as noted on Annex A, the execution, delivery and performance
                               -------
of this Agreement by the Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Stockholder is a party or by which the Stockholder is bound or require the consent of any other person or any party pursuant thereto, (ii) any judgment, decree or order applicable to the Stockholder, or (iii) any applicable law, statute, rule or regulation.

     4. Representations, Warranties and Covenants of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Stockholder that (i) Parent and Merger Sub each have full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder,
(ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by Parent and Merger Sub, and no other corporate proceedings are necessary therefor, (iii) this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and represents a valid and legally binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms; except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iv) the execution, delivery and performance of this Agreement by Parent and Merger Sub will not constitute a violation of, conflict with or result in a default under (A) any contract, understanding or arrangement to which either Parent or Merger Sub is a party or by which either is bound or require the consent of any other person or any party pursuant thereto, (B) any judgment, decree or order applicable to Parent or Merger Sub, or (C) any applicable law, statute, rule or regulation.

     5. Termination. This Agreement, other than the obligations set forth in Section 7, shall terminate at the earlier of the Effective Time or after termination of the Merger Agreement pursuant to its terms.

     6. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

     7. Expenses. Each of the parties hereto shall pay all costs and expenses incurred by such person or on such person's behalf in connection with the transactions contemplated hereunder, including fees and expenses of such person's own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

     8. Entire Agreement. This Agreement (including the documents and the instruments referred to therein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

     9. Successors; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (i)     if to Parent or Merger Sub, to:

                     Intersil Corporation
                     7585 Irvine Center Drive, Suite 100,
                     Irvine, CA 92618
                     Attention: Stephen M. Moran
                     Facsimile No: (949) 341-7053


                     with a copy to:

                     Dechert
                     1717 Arch Street
                     4000 Bell Atlantic Tower
                     Philadelphia, PA  19103-2793
                     Attention:  G. Daniel O'Donnell, Esquire
                                 Christopher G. Karras, Esquire
                     Facsimile No.:(215) 994-2222

             (ii)    if to the Stockholder:

                     to the address set forth opposite on the name on Annex A.
                                                                      -------

                     with a copy to:

                     Fenwick & West LLP
                     Embarcadero Center West
                     275 Battery Street
                     San Francisco, CA  94111
                     Attention: Douglas N. Cogen, Esquire
                     Facsimile No: 415-281-1350

     11. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

     12. Specific Performance. The parties hereto agree that if for any reason Parent or the Stockholder shall have failed to perform their obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

     13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     14. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     15. Duties. Parent and Merger Sub acknowledge and agree that the Stockholder has entered into this Agreement in his capacity as a stockholder of Company and that this Agreement shall in no way restrict the Stockholder in such Stockholder's capacity as a director or officer of Company and the performance of such person's duties to Company and its stockholders.

     16. Additional Shares. Notwithstanding the provisions of Section 15, in the event that the Stockholder acquires any additional Company Securities, such securities shall, without further action of the parties, be subject to the provisions of this Agreement, and Annex A will be deemed amended accordingly.
                                  -------
If the Stockholder acquires additional Company Securities, such Stockholder shall promptly notify Parent in writing of such acquisition.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        INTERSIL CORPORATION

                                        By:________________________
                                           Name:
                                           Title:

                                        ECHO ACQUISITION, INC.

                                        By:________________________
                                           Name:
                                           Title:

                                        ELANTEC SEMICONDUCTOR, INC.

                                        By:________________________
                                           Name:
                                           Title:

                                        STOCKHOLDER

                                        ___________________________

                                   ANNEX A

                                    Securities (in number of shares)
                                 ----------------------------------------------
                                  Common-          Common-           Common-
                                   Direct         By Options       By Company
                                                                  423 Plan or
                                                                  401(k) Plan
                                 ----------      -----------     --------------
Record and Beneficial Owner
---------------------------


____________________________________________
                                       Total

                                                                     EXHIBIT A-2
                                                                     -----------

                        FORM OF PARENT VOTING AGREEMENT

     AGREEMENT, dated as of March __, 2002 (this "Agreement"), by and among Intersil Corporation, a Delaware corporation ("Parent"), Echo Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Elantec Semiconductor, Inc., a Delaware corporation ("Company"), and the stockholders of Parent set forth in Annex A hereto (each a "Stockholder" and,
                                    -------
collectively, the "Stockholders").

     WHEREAS, the Board of Directors of Parent and the Board of Directors of Company have approved an Agreement and Plan of Merger, dated as of even date herewith (the "Merger Agreement") (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement), providing for the merger of Company with and into Merger Sub;

     WHEREAS, the Stockholder is the record and beneficial owner of shares of Parent Class A common stock, par value $.01 per share ("Parent Common Stock"), Parent Options, warrants to purchase Parent Common Stock and/or interests in Parent Common Stock through the Parent 423 Plan or Parent's 401(k) plan, in the amounts and of the types set forth opposite the Stockholder's name on Annex A
                                                                      -------
hereto (the "Shares");

     WHEREAS, as a condition to Company's entering into the Merger Agreement, Company has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, to induce Company to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

     1. Grant of Irrevocable Proxy. (a) Until this Agreement is terminated, the Stockholder hereby irrevocably appoints Company, its officers, agents and nominees, with full power of substitution, as proxy for and attorney in fact of the Stockholder to act with respect to and vote the Shares, if any, owned by the Stockholder for and in the name, place and stead of the Stockholder at any annual, special or other meeting of the holders of shares of the Parent Common Stock and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Shares are entitled to be voted, in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. In all other matters, the Shares shall be voted by and in the manner determined by the Stockholder upon written notice to Company. The Stockholder hereby represents that he has not heretofore granted any irrevocable proxy with respect to the Shares and hereby revokes any and all proxies which may heretofore have been granted with respect to the Shares.

     (b) The Stockholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with and as an inducement for the execution by Company of the Merger Agreement and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked. The Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. This proxy is executed and intended to be irrevocable in accordance with the provisions of the DGCL.

2. Additional Covenants of the Stockholder. The Stockholder hereby covenants and agrees with Company, that until this Agreement terminates, the Stockholder will deliver to Company at Company's request a written representation confirming, as of immediately prior to the Effective Time, the accuracy of the representations and warranties contained in Section 3.

     3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Company that:

     (a)     (i) As of the date hereof, the Shares listed on Annex A opposite
                                                             -------
the Stockholder's name are the only shares of Parent capital stock, securities convertible into Parent capital stock, or other rights in respect of Parent capital stock (collectively, "Parent Securities") owned of record or beneficially by the Stockholder or in which the Stockholder has any interest;
(ii) except as set forth on Annex A, such Shares are owned by the Stockholder,
                            -------
free and clear of all liens, claims, charges and encumbrances of any kind whatsoever except for liens, claims or charges arising from margin loans from a bank or brokerage firm and except as contemplated by this Agreement, and none of such Shares is subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting of such Shares; and (iii) the Stockholder does not presently own any options to purchase or rights to subscribe for or otherwise acquire any other shares of Parent Common Stock except as set forth in Annex A.
                                           -------

     (b) The Stockholder has full right, power and authority to execute and deliver this Agreement and to perform all of such Stockholders' obligations hereunder, and such execution, delivery and performance have been duly authorized by all requisite action of the Stockholder and no other legal proceedings are necessary therefor.

     (c) This Agreement has been duly and validly executed and delivered by the Stockholder and represents a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (d)     Except as noted on Annex A, the execution, delivery and
                                -------
performance of this Agreement by the Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Stockholder is a party or by which the Stockholder is bound or require the consent of any other person or any party pursuant thereto, (ii) any judgment, decree or order applicable to the Stockholder, or (iii) any applicable law, statute, rule or regulation.

     4. Representations, Warranties and Covenants of Company. Company hereby represents and warrants to the Stockholder that (i) Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by Company, and no other corporate proceedings are necessary therefor, (iii) this Agreement has been duly and validly executed and delivered by Company and represents a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms;, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and
(iv) the execution, delivery and performance of this Agreement by Company will not constitute a violation of, conflict with or result in a default under (A) any contract, understanding or arrangement to which Company is a party or by which either is bound or require the consent of any other person or any party pursuant thereto, (B) any judgment, decree or order applicable to Company, or
(C) any applicable law, statute, rule or regulation.

     5. Termination. This Agreement, other than the obligations set forth in Section 7, shall terminate at the earlier of the Effective Time or after termination of the Merger Agreement pursuant to its terms.

     6. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

     7. Expenses. Each of the parties hereto shall pay all costs and expenses incurred by such person or on such person's behalf in connection with the transactions contemplated hereunder, including fees and expenses of such person's own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

     8. Entire Agreement. This Agreement (including the documents and the instruments referred to therein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

     9. Successors; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (i)     if to Company, to:

                     Elantec Semiconductor, Inc.
                     675 Trade Zone Boulevard
                     Milpitas, California 95035
                     Attention: [President]
                     Facsimile No: [__]

                     with a copy to:

                     Fenwick & West LLP
                     Embarcadero Center West
                     275 Battery Street
                     San Francisco, CA  94111
                     Attention: Douglas N. Cogen, Esquire
                     Facsimile No: 415-281-1350

             (ii)    if to the Stockholder:

                     to the address set forth opposite the name on Annex A.
                                                                   -------

                     with a copy to:

                     Dechert
                     1717 Arch Street
                     4000 Bell Atlantic Tower
                     Philadelphia, PA 19103-2793
                     Attention:  G. Daniel O'Donnell, Esquire
                                 Christopher G. Karras, Esquire
                     Facsimile No: (215) 994-2222

     11. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

     12. Specific Performance. The parties hereto agree that if for any reason Company or the Stockholder shall have failed to perform their obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

     13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     14. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     15. Duties. Company acknowledges and agrees that the Stockholder has entered into this Agreement in his capacity as a stockholder of Parent and that this Agreement shall in no way restrict the Stockholder in such Stockholder's capacity as a director or officer of Parent and the performance of such person's duties to Parent and its stockholders.

     16. Additional Shares. Notwithstanding the provisions of Section 15, in the event that the Stockholder acquires any additional Parent Securities, such securities shall, without further action of the parties, be subject to the provisions of this Agreement, and Annex A will be deemed amended accordingly.
                                  -------
If the Stockholder acquires additional Parent Securities, such Stockholder shall promptly notify Company in writing of such acquisition.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        INTERSIL CORPORATION

                                        By:________________________
                                           Name:
                                           Title:

                                        ECHO ACQUISITION, INC.

                                        By:________________________
                                           Name:
                                           Title:

                                        ELANTEC SEMICONDUCTOR, INC.

                                        By:________________________
                                           Name:
                                           Title:

                                        STOCKHOLDER

                                        ___________________________

                                   ANNEX A

                                         Securities (in number of shares)
                                 -----------------------------------------------
                                  Common-          Common           Common-
                                   Direct         By Options       By Parent
                                                                  423 Plan or
                                                                  401(k) Plan
                                 ----------      -----------     ---------------
Record and Beneficial Owner
---------------------------


____________________________________________
                                       Total

                                                                       EXHIBIT B
                                                                       ---------

                      FORM OF COMPANY AFFILIATE LETTER

Intersil Corporation
7585 Irvine Center Drive, Suite 100,
Irvine, CA 92618
Attention:

Ladies and Gentlemen:

     The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Elantec Semiconductor, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of March ___, 2002 (the "Merger Agreement") (capitalized terms used but not defined herein having the respective meanings given to them in the Merger Agreement), among Intersil Corporation, a Delaware corporation ("Parent"), Echo Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger").

     As a result of the Merger, the undersigned may receive shares of Parent Class A Common Stock, par value $.01 per share, of Parent (the "Parent Securities") in exchange for shares owned by the undersigned of common stock, par value $.01 per share, of the Company (or upon the exercise of options or warrants for such shares, or upon a distribution, if any, from the Company 423 Plan or the Company's 401(k) plan).

     The undersigned hereby represents, warrants and covenants to Parent that in the event the undersigned receives any Parent Securities as a result of the
Merger:

           A. The undersigned shall not make any sale, transfer or other disposition of the Parent Securities in violation of the Act or the Rules and Regulations of the Commission.

           B. The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon his, her or its ability to sell, transfer or otherwise dispose of the Parent Securities, to the extent the undersigned felt necessary, with his, her or its counsel or counsel for Parent.

           C. The undersigned has been advised that the issuance of Parent Securities to him, her or it pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, (i) the undersigned may be deemed to have been an affiliate of the Company and (ii) the distribution by the undersigned of the Parent Securities has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Securities issued to undersigned in the Merger unless (x) such sale, transfer or other disposition has been registered under the Act, (y) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Act, or (z) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

           D. The undersigned understands that Parent is under no obligation to Stockholder to register the sale, transfer or other disposition of the Parent Securities by the undersigned or on his, her or its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

           E. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Securities and that there will be placed on the certificates for the Parent Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

           F. The undersigned also understands that unless the transfer by the undersigned of his, her or its Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN

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

              EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in paragraphs F and G above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to Parent that the Parent Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     Execution of this letter is not and should not be considered an admission on the part of the undersigned that he, she or it is an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that he, she or it is such an affiliate on or after the date of this letter.

                                                  Very truly yours,

                                                  ____________________
                                                  Name:
                                                  Date:

Accepted this ____ day of _______, 2002 by

INTERSIL CORPORATION

By____________________________________
  Name:_______________________________
  Title:______________________________


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